As filed with the Securities and Exchange
Commission on January 17, 2007                       Registration No. __________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                               (AMENDMENT NO. __)

                                -----------------

                          DIGITALFX INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

            FLORIDA                       7373                   65-0358792
  (State or Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                        3035 EAST PATRICK LANE, SUITE 9
                            LAS VEGAS, NEVADA 89120
                                 (702) 938-9300
          (Address and Telephone Number of Principal Executive Offices)

                         3035 EAST PATRICK LANE, SUITE 9
                             LAS VEGAS, NEVADA 89120
(Address of Principal Place of Business or Intended Principal Place of Business)

                      LORNE WALKER, CHIEF FINANCIAL OFFICER
                          DIGITALFX INTERNATIONAL, INC.
                         3035 EAST PATRICK LANE, SUITE 9
                             LAS VEGAS, NEVADA 89120
                                 (702) 938-9300
            (Name, Address and Telephone Number of Agent for Service)


                                    Copy to:

                             GREGORY AKSELRUD, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                             PROPOSED          PROPOSED            AMOUNT
          TITLE OF EACH CLASS                                MAXIMUM            MAXIMUM              OF
            OF SECURITIES                 AMOUNT TO BE    OFFERING PRICE       AGGREGATE        REGISTRATION
           TO BE REGISTERED              REGISTERED (1)    PER UNIT (2)    OFFERING PRICE (2)       FEE
---------------------------------------  --------------  ----------------  -------------------  -------------
Common Stock, par value $.001 per share       1,000,000  $           4.75  $      4,750,000.00  $      508.25
---------------------------------------  --------------  ----------------  -------------------  -------------
TOTAL                                         1,000,000  $           4.75  $      4,750,000.00  $      508.25
=============================================================================================================

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the OTC Bulletin Board on January 9, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                  Subject to Completion, Dated January 17, 2007

                          DIGITALFX INTERNATIONAL, INC.

                                1,000,000 SHARES
                                  COMMON STOCK

                                ----------------

     This prospectus relates to the offer and sale from time to time of up to 1,000,000 shares of our common stock that are held by the shareholders named in the "Principal and Selling Shareholders" section of this prospectus. The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "DFXN." On January 9, 2007, the last reported sales price of our common stock on the OTC Bulletin Board was $4.70 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  The date of this prospectus is
                                                 --------------

                                 TABLE OF CONTENTS

                                   PAGE                                        PAGE
                                   ----                                        ----

Prospectus Summary. . . . . . . .     1    Executive Compensation . . . . . .    34
Risk Factors. . . . . . . . . . .     4    Principal and Selling Shareholders    38
Forward-looking Statements. . . .    12    Related Party Transactions . . . .    40
Use of Proceeds . . . . . . . . .    13    Description of Capital Stock . . .    43
Market for Common Equity and               Plan of Distribution . . . . . . .    47
  Related Shareholder Matters . .    13    Legal Matters. . . . . . . . . . .    49
Management's Discussion and                Experts. . . . . . . . . . . . . .    49
  Analysis of Financial Condition          Where You Can Find
  and Results of Operations . . .    14      More Information . . . . . . . .    50
Business. . . . . . . . . . . . .    21    Index to Financial
Management. . . . . . . . . . . .    31      Statements . . . . . . . . . . .   F-1


     You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

     Except as otherwise indicated, information in this prospectus reflects the reverse merger (recapitalization) that occurred on June 15, 2006 with VMdirect, L.L.C., and a 1-for-50 reverse stock split of our common stock which took effect on and as of August 1, 2006.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained in greater detail elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision, including "Risk Factors" and the consolidated financial statements and the related notes. References in this prospectus to "DigitalFX" and "the Company" refer to DigitalFX International, Inc. and our consolidated subsidiaries.

                                  OUR BUSINESS

     DigitalFX International, Inc. is a social networking and digital communications company. We develop and market proprietary web-based social networking software applications, including video email, video instant messaging and live webcasting. We bundle our proprietary applications with other open source applications and sell them as an integrated suite through an Internet-based subscription model. Our Web 2.0 communication tools enable users to create, transcode, send, manage and store all forms of digital media content (i.e., photos, videos, music and documents). These innovative social networking applications are scalable, customizable and highly extendible.

     Currently, the primary source of subscribers for these applications is our social networking website, www.helloworld.com. We intend to aggressively expand our subscription base by offering our suite of communications tools to affinity groups, enterprises and other social networks, using our multi-tiered marketing program that creates incentives for our affiliates to enroll other affiliates to assist them in marketing our products. By providing subscribers with our rich and expanding suite of collaborative applications, we are facilitating the rapidly accelerating trends in streaming media, social networking, podcasting and self-generated content. With our marketing strategy, which is based on a commission structure encouraging the expansion of the number of our marketing affiliates, and the ease of use of our products - designed to simplify the creation and management of digital media - we intend to simplify the digital lives of millions of subscribers.

                                  OUR INDUSTRY

     We compete against well-capitalized streaming media and Internet companies as well as smaller companies. The market for our products and services is highly competitive. The streaming media sector is evolving and growing rapidly, and companies are continually introducing new products and services.

                      OUR HISTORY AND CONTACT INFORMATION

     We were incorporated in the State of Florida on January 23, 1991 under the name Speak Up America Association, Inc. We changed our name on December 23, 1995 to Golf Ball World, Inc. and again on May 4, 1999 to Qorus.com, Inc. Prior to November 2001, we provided intelligent message communications services to enterprises in the travel and hospitality sectors. In November 2001, we sold substantially all of our assets to Avery Communications, Inc. after which we continued without material business assets, operations or revenues. On June 22, 2004, we consummated the transactions contemplated by a Securities Purchase Agreement (the "Purchase Agreement") dated June 10, 2004, by and among the Company, Keating Reverse Merger Fund, LLC ("KRM Fund"), Thurston Interests, LLC ("Thurston") and certain other shareholders of the Company. The transactions resulted in a change of control whereby KRM Fund became our majority shareholder.

     From November 2001 through June 15, 2006, we were a public "shell" company with nominal assets.

     On  May  23,  2006,  we  entered  into an Exchange Agreement (the "Exchange
Agreement") with VMdirect, L.L.C., a Nevada limited liability company ("VMdirect"), the members of VMdirect holding a majority of its membership interests (together with all of the members of VMdirect, the "VMdirect Members"), and KRM Fund. The closing of the transactions contemplated by the Exchange Agreement occurred on June 15, 2006. At the closing, we acquired all of the outstanding membership interests of VMdirect (the "Interests") from the VMdirect Members, and the VMdirect Members contributed all of their Interests to us. In exchange, we issued to the VMdirect Members 1,014,589 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which, as a result of the approval by a substantial majority of our outstanding shareholders entitled to vote and the approval by our board of directors on June 22, 2006, of amendments to our articles of incorporation that
(i) changed our name to DigitalFX International, Inc., (ii) increased our authorized number of shares of common stock to 100,000,000, and (iii) adopted a 1-for-50 reverse stock split, on August 1, 2006 converted into approximately 21,150,959 shares of our common stock.

     At the closing, VMdirect became our wholly-owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and us deemed to be the legal acquirer. All financial information in this document is that of our company, VMdirect and VMdirect's wholly-owned U.K. subsidiaries.

     The VMdirect Members currently hold approximately 90.6% of the outstanding shares of our common stock, and our shareholders existing immediately prior to the closing currently hold approximately 4.2% of our outstanding shares of common stock.

     The address of our principal executive office is 3035 East Patrick Lane, Suite 9, Las Vegas, Nevada 89120, and our telephone number is (702) 938-9300.

                                    THE OFFERING

Common stock offered . . . . .  1,000,000 shares by the selling shareholders

Common stock outstanding
  before this offering . . . .  23,280,563 shares

Common stock to be outstanding
  after this offering. . . . .  23,280,563 shares

Use of proceeds. . . . . . . .  We will not receive any of the proceeds from the sale of shares of our common stock by the selling
                                shareholders.  See "Use of Proceeds."

OTC Bulletin Board symbol. . .  "DFXN"

Risk Factors . . . . . . . . .  See "Risk Factors" beginning on page 4 for a discussion of factors that you should consider
                                carefully before deciding to purchase our common
                                stock.

     In the table above, the number of shares to be outstanding after this offering is based on 23,280,563 shares of common stock outstanding as of January 9, 2007. The number of shares of common stock to be outstanding after this offering does not reflect the issuance of the following shares:

     - 1,056,830 shares of common stock issuable upon the exercise of common stock purchase warrants outstanding as of January 9, 2007, with a weighted average exercise price of approximately $0.28 per share;

     - 1,178,127 shares of common stock issuable upon the exercise of stock options outstanding as of January 9, 2007, with a weighted average exercise price of approximately $2.12 per share; and

     - 1,246,001 additional shares of common stock reserved for issuance under our 2006 Stock Incentive Plan, as of January 9, 2007.

                             SUMMARY FINANCIAL DATA

     The following historical financial information should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. The information presented is in thousands, except share and per share data. The historical results are not necessarily indicative of results to be expected for any future periods.

--------------------------------------------------------------------------------------------------
Balance Sheet Data:                           September 30, 2006 (Unaudited)    December 31, 2005
--------------------------------------------  -------------------------------  -------------------
Total Assets                                  $                         3,454  $              884
--------------------------------------------  -------------------------------  -------------------
Current Liabilities                                                     3,119               1,284
--------------------------------------------  -------------------------------  -------------------
Long-term Liabilities, less current portion                                --                  --
--------------------------------------------  -------------------------------  -------------------
Stockholders' equity (deficit)                                            335                (400)
--------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
Statement of Operations Data:      Nine Months Ended September 30,        Years Ended December 31,
------------------------------  -------------------------------------  ------------------------------
                                      2006                2005              2005            2004
                                   (Unaudited)        (Unaudited)
------------------------------  -----------------  ------------------  ---------------  -------------
Revenues                        $         16,232   $           2,876   $        5,068   $      2,145
------------------------------  -----------------  ------------------  ---------------  -------------
Gross Profit                              12,960               2,068            3,820          1,979
------------------------------  -----------------  ------------------  ---------------  -------------
Operating Expenses                        11,910               3,008            4,987          3,594
------------------------------  -----------------  ------------------  ---------------  -------------
Other income (expense)                      (681)                (18)             (56)             6
------------------------------  -----------------  ------------------  ---------------  -------------
Income (Loss)  before                        369                (958)          (1,223)        (1,609)
provision for income taxes
------------------------------  -----------------  ------------------  ---------------  -------------
Provision for income taxes                   168                   -                -              -
------------------------------  -----------------  ------------------  ---------------  -------------
Net Income (Loss)                            201                (958)          (1,223)        (1,609)
------------------------------  -----------------  ------------------  ---------------  -------------
Net  Income (Loss) per share:
------------------------------  -----------------  ------------------  ---------------  -------------
    Basic                       $           0.01   $           (0.05)  $        (0.07)  $      (0.13)
------------------------------  -----------------  ------------------  ---------------  -------------
    Fully diluted               $           0.01   $           (0.05)  $        (0.07)  $      (0.13)
------------------------------  -----------------  ------------------  ---------------  -------------
Weighted average shares:
------------------------------  -----------------  ------------------  ---------------  -------------
    Basic                             20,597,256          19,917,435       17,523,323     12,838,089
------------------------------  -----------------  ------------------  ---------------  -------------
    Fully diluted                     23,141,961          19,917.435       17,523,323     12,838,089
-----------------------------------------------------------------------------------------------------

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing shares of our common stock. If any of the following risks occur, our business, financial condition and/or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

                          RISKS RELATED TO OUR BUSINESS

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY BASED ON CUSTOMER ACCEPTANCE OF OUR PRODUCTS.

     Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. We rely on sales by our affiliates to generate significant revenues for us. If customers don't accept our products, our sales and revenues would decline, resulting in a reduction in our operating income.

     Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers' desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that our new products displace our older products, our revenues could be negatively impacted due to the loss of revenue from our older models. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

     As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance.

WE MAY NEED ADDITIONAL FUNDING TO SUPPORT OUR OPERATIONS AND CAPITAL EXPENDITURES. SUCH FUNDS MAY NOT BE AVAILABLE TO US, WHICH LACK OF AVAILABILITY COULD REDUCE OUR OPERATING INCOME, PRODUCT DEVELOPMENT AND ENHANCEMENT EFFORTS AND FUTURE BUSINESS PROSPECTS.

     We intend to fund our operations and capital expenditures from cash flow from operations and cash on hand. We believe we will have sufficient funds to finance the cost of our operations and planned expansion for the next 12 months. As part of our planned growth and expansion, we plan to expend capital to expand and improve our operating and management infrastructure. We also plan to invest more heavily in product development and enhancement. In addition, we may need additional funds to pursue business opportunities (such as acquisitions of complementary businesses), to react to unforeseen difficulties or to respond to competitive pressures. We do not currently have any plans, proposals or arrangements to acquire other businesses.

     If our capital resources prove insufficient, we will need to raise additional funds. We currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing shareholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy. This limitation would impede our growth and could result in a contraction of our operations, which would reduce our operating income, product development and enhancement efforts and future business prospects.

WHILE WE RECENTLY ACHIEVED AN OPERATING PROFIT, WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCE THAT WE CAN MAINTAIN OR INCREASE PROFITABILITY.

     While  we  achieved an operating profit for the nine months ended September
30, 2006, we have a history of operating losses. Given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

WE  MAY  NOT  BE  ABLE  TO  EFFECTIVELY  MANAGE  OUR  GROWTH.

     Our strategy envisions growing our business. To date, our growth has been derived primarily from the expansive growth of our multi-tiered affiliate base and we intend to continue to employ this growth strategy. To manage anticipated growth, we plan to expand our technology to handle increasing volume on our websites and to expand our administrative and marketing organizations to accommodate larger numbers of our affiliates. We must also effectively manage our relationships with the increasing number of end users of our products. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. We cannot assure you that we will be able to:

     - sufficiently and timely improve our technology to handle increasing volume on our websites;

     - expand our administrative and marketing systems effectively, efficiently or in a timely manner to accommodate increasing numbers of our affiliates; or

     -    allocate  our  human  resources  optimally.

     Our inability or failure to manage our growth and expansion effectively could result in strained affiliate and customer relationships based on dissatisfaction with our service to these groups, our failure to meet demand for our products and/or increased expenses to us to resolve these issues, and a consequent significant decrease in the number of our affiliates and end users. Any significant decrease in our affiliate base or the number of end users would result in a decrease in revenues.

NINETY-FIVE PERCENT OF OUR REVENUES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 HAVE BEEN DERIVED FROM SALES TO OUR MULTI-TIER AFFILIATES, AND OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO CONTINUE THE GROWTH OF OUR AFFILIATE BASE, AS WELL AS TO EXPAND OUR SUBSCRIPTION AND ADVERTISING BASED REVENUE MODELS.

     To date, our growth has been derived primarily from the expansive growth of our multi-tiered affiliate base. Rather than using traditional advertising and marketing methods, we chose to create a multi-tiered affiliate program to develop new customers. Affiliates earn retail commissions on a monthly residual basis by acquiring new customers for us. Affiliates earn additional commissions from the sales activities of affiliates who they personally enroll. These rewards are extended for up to eight generations of affiliates, meaning that an affiliate earns a commission on the sales of the affiliates they have personally enrolled as well as on the sales of second-, third-, and fourth-generation affiliates, potentially eight levels deep. Our affiliate compensation plan is structured on a 3x8 matrix, meaning affiliates can each enroll three affiliates underneath themselves before they begin to build their next organizational level. The layers of three continue down a total of eight levels.

     Our success and the planned growth and expansion of our business depends on us achieving greater and broader acceptance in our existing market segment by expanding our direct subscription sales and by growing our prepaid trial accounts. There can be no assurance that consumers will subscribe to our product offerings through these direct models. Though we plan to spend significant amounts on promotion, marketing and advertising to increase awareness, we cannot guarantee that these expenses will generate the desired product awareness or commensurate increase in users of our product offerings. If we are unable to effectively market or expand these business models, and if our affiliate enrollment does not continue to grow, we will be unable to grow and expand our business or implement our business strategy as described in this registration statement. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

     Our future success depends largely upon our ability to attract and retain a large active base of affiliates who purchase and sell our products. We cannot give any assurances that the productivity of our affiliates will continue at their current levels or increase in the future. Several factors affect our ability to attract and retain a significant number of affiliates, including:

     -    on-going  motivation  of  our  affiliates;

     -    general  economic  conditions;

     -    significant  changes  in  the  amount  of  commissions  paid;

     -    public  perception  and  acceptance  of  direct  selling;

     -    public  perception  and  acceptance  of  us  and  our  products;

     - the limited number of people interested in pursuing direct selling as a business;

     - our ability to provide proprietary quality-driven products that the market demands; and

     -    competition  in  recruiting  and  retaining  active  affiliates.

OUR ABILITY TO CONDUCT BUSINESS, PARTICULARLY IN INTERNATIONAL MARKETS, MAY BE AFFECTED BY POLITICAL, LEGAL AND REGULATORY RISKS, WHICH COULD ADVERSELY AFFECT THE EXPANSION OF OUR BUSINESS IN THOSE MARKETS.

     Our ability to capitalize on growth in new international markets and to maintain the current level of operations in our existing international markets is exposed to risks associated with international operations, including:

     - the possibility that a foreign government might ban or severely restrict our business method of selling through our affiliates, or that local civil unrest, political instability or changes in diplomatic or trade relationships might disrupt our operations in an international market;

     - the possibility that a government authority might impose legal, tax or other financial burdens on affiliates, as direct sellers, or on our company due, for example, to the structure of our operations in various markets; and

     - the possibility that a government authority might challenge the status of our affiliates as independent contractors or impose employment or social taxes on our affiliates.

     We conduct all of our international operations in Australia, Canada, Mexico, New Zealand and the United Kingdom. We have not been affected in the past by any of the potential political, legal or regulatory risks identified above. While we do not consider these risks to be material in the foreign countries in which we currently operate, they may be material in other countries where we may expand our business.

     We are also subject to the risk that due to legislative or regulatory changes in one or more of our present or future markets, our marketing system could be found not to comply with applicable laws and regulations or may be prohibited. Failure to comply with applicable laws and regulations could result in the imposition of legal fines and/or penalties which would increase our operating costs. We may also be required to comply with directives or orders from various courts or applicable regulatory bodies to conform to the requirements of new legislation or regulation, which would detract management's attention from the operation of our business. Further we could be prohibited from distributing products through our marketing system or may be required to modify our marketing system.

WE ALSO FACE LEGAL AND REGULATORY RISKS IN THE UNITED STATES, THE AFFECT OF WHICH COULD REDUCE OUR SALES AND REVENUES.

     Our marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States, directed at preventing fraudulent or deceptive schemes by ensuring that product sales are made to consumers of the products and that compensation, recognition, and advancement within the marketing organization are based on the sale of products rather than investment in the organization or other non-sales-related criteria. These regulatory requirements do not include "bright line" rules and are inherently fact-based. Thus, even though we believe that our marketing program complies with applicable federal and state laws or regulations, we are subject to the risk that a governmental agency or court could determine that we have failed to meet these requirements in a particular case. Such an adverse determination could require us to make modifications to our marketing system, increasing our operating expenses. The negative publicity associated with such an adverse determination could also reduce affiliate and end user demand for our products, which would consequently reduce our sales and revenues.

IF WE INCUR SUBSTANTIAL LIABILITY FROM LITIGATION, COMPLAINTS, OR ENFORCEMENT ACTIONS RESULTING FROM MISCONDUCT BY OUR MULTI-LEVEL AFFILIATES, OUR FINANCIAL CONDITION COULD SUFFER.

     Although we use various means to address misconduct by our multi-level affiliates, including maintaining policies and procedures to govern the conduct of our affiliates and conducting training seminars, it is still difficult to detect and correct all instances of misconduct. Violations of our policies and procedures by our affiliates could lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or foreign regulatory authorities against us and/or our affiliates. Litigation, complaints, and enforcement actions involving us and our affiliates could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability and growth prospects.

     We have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding affiliate misconduct by any federal, state or foreign regulatory authority.

WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST EXISTING AND FUTURE COMPETITORS, WHICH COULD DECREASE OUR REVENUE AND MARGINS AND HARM OUR BUSINESS.

     The social networking and digital communications industries are highly competitive. Our future growth and financial success depend on our ability to further penetrate and expand our user base, as well as our ability to grow our revenue models. Our competitors possess greater resources than we do and in many cases are owned by companies with broader business lines. For example, we encounter competition in the social networking space from www.myspace.com, a company acquired by News Corporation, and we offer video instant messaging services similar to those offered at www.skype.com, a subsidiary of eBay, Inc. There can be no assurance that we will be able to maintain our growth rate or increase our market share in our industry at the expense of existing competitors.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS WHICH WOULD AFFECT OUR ABILITY TO COMPETE IN OUR INDUSTRY.

     Our intellectual property relates to the initiation, receipt and management of digital communications. We rely in part on trade secret, unfair competition, trade dress and trademark law to protect our rights to certain aspects of our intellectual property, including our software technologies, domain names and recognized trademarks, all of which we believe are important to the success of our products and our competitive position. There can be no assurance that any of our trademark applications will result in the issuance of a registered trademark, or that any trademark granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights.

     We could be required to devote substantial resources to enforce and protect our intellectual property, which could divert our resources from the conduct of our business and result in increased expenses. In addition, an adverse determination in litigation could subject us to the loss of our rights to particular intellectual property, could require us to grant licenses to third parties, could prevent us from selling or using certain aspects of our products or could subject us to substantial liability, any of which could reduce our sales and/or result in the entry of additional competitors into our industry.

WE MAY BECOME SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS THE AFFECT OF WHICH COULD CAUSE US TO CEASE MARKETING AND EXPLOITING OUR PRODUCTS.

     Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered and could eventually be required to modify our products to cease the infringing activity. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

WE MAY HAVE TO EXPEND SIGNIFICANT RESOURCES DEVELOPING ALTERNATIVE TECHNOLOGIES IN THE EVENT THAT THIRD PARTY LICENSES FOR INTELLECTUAL PROPERTY UPON WHICH OUR BUSINESS DEPENDS ARE NOT AVAILABLE OR ARE NOT AVAILABLE ON TERMS ACCEPTABLE TO US.

     We rely on certain intellectual property licensed from third parties and may be required to license additional products from third parties in the future. There can be no assurance that these third party licenses will be available or will continue to be available to us on acceptable terms or at all. Our inability to enter into and maintain any license necessary for the conduct of our business could result in our expenditure of significant capital to develop or obtain alternate technologies and to integrate such alternate technologies into our current products, or could result in our cessation of the development or sales of products for which such licenses are necessary.

WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED, EXPERIENCED, HIGHLY SKILLED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE IMPLEMENTATION OF OUR BUSINESS PLAN.

     Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. In particular, we are heavily dependent on the continued services of Craig Ellins and the other members of our senior management team. We do not have long-term employment agreements with any of the members of our senior management team, each of whom may voluntarily terminate his or her employment with us at any time. Following any termination of employment, these employees would not be subject to any non-competition covenants or non-solicitation covenants. The loss of any key employee, including members of our senior management team, could result in a decrease in the efficacy with which we implement our business plan due to the loss of our experienced managers, increased competition in our industry and could negatively impact our sales and marketing operations. Our inability to attract highly skilled personnel with sufficient experience in our industry could result in less innovation in our products and a consequent decrease in our competitive position, and a decrease in the quality of our service to our affiliates and end users and a consequent decrease in our sales, revenue and operating income.

OUR SENIOR MANAGEMENT HAD NO EXPERIENCE MANAGING A PUBLICLY TRADED COMPANY PRIOR TO SERVING AS OUR EXECUTIVE OFFICERS. THIS LACK OF EXPERIENCE MAY DIVERT OUR MANAGEMENT'S ATTENTION FROM OPERATIONS AND HARM OUR BUSINESS.

     Prior to serving as our executive officers, our management team had no experience managing the reporting requirements of the federal securities laws as the Chief Executive Officer and Chief Financial Officer of a publicly traded company. Management will be required to implement appropriate programs and policies to comply with existing disclosure requirements and to respond to increased reporting requirements pursuant to Section 404 of the Sarbanes-Oxley Act. These increased requirements include the preparation of an internal report which states the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and containing an assessment, as of the end of each fiscal year, of the effectiveness of the internal control structure and procedures for financial reporting. Management's efforts to familiarize itself with and to implement appropriate procedures to comply with the disclosure requirements of the federal securities laws could divert its attention from the operation of our business. Management's failure to comply with the disclosure requirements of the federal securities laws could lead to the imposition of fines and penalties by the Securities and Exchange Commission ("SEC") or the cessation of quotation of our common stock on the OTC Bulletin Board.

IF WE ARE NOT ABLE TO RESPOND TO THE ADOPTION OF TECHNOLOGICAL INNOVATION IN OUR INDUSTRY AND CHANGES IN CONSUMER DEMAND, OUR PRODUCTS WILL CEASE TO BE COMPETITIVE, WHICH COULD RESULT IN A DECREASE IN REVENUE AND HARM OUR BUSINESS.

     Our future success will depend, in part, on our ability to keep up with changes in consumer tastes and our continued ability to differentiate our products through implementation of new technologies. We may not, however, be able to successfully do so, and our competitors may be able to implement new technologies at a much lower cost. These types of developments could render our products less competitive and possibly eliminate any differentiating advantage that we might hold at the present time.

            OTHER RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK

THERE  IS  LIMITED  TRADING,  AND  CONSEQUENTLY LIMITED LIQUIDITY, OF OUR COMMON
STOCK.

     Bid and ask prices for shares of our common stock are quoted on the OTC Bulletin Board under the symbol "DFXN." Although prices for our shares of common stock are quoted on the OTC Bulletin Board, there is limited trading of our common stock and our common stock is not broadly followed by securities analysts. The average daily volume of our common stock as reported on the OTC Bulletin Board for the nine- and twelve-month periods ended September 30, 2006 were 2,822 shares and 2,248shares, respectively. Consequently, shareholders may find it difficult to sell shares of our common stock.

     While we are hopeful that we will command the interest of a greater number of investors and analysts, more active trading of our common stock may never develop or be maintained. More active trading generally results in lower price volatility and more efficient execution of buy and sell orders. The absence of active trading reduces the liquidity of our common stock. As a result of the lack of trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE AT WHICH YOU PURCHASED SUCH SHARES.

     The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

     -    quarterly  variations  in  our  revenues  and  operating  expenses;

     - developments in the financial markets, and the worldwide or regional economies;

     - announcements of innovations or new products or services by us or our competitors;

     -    fluctuations  in  merchant  credit  card  interest  rates;

     - significant sales of our common stock or other securities in the open market; and

     -    changes  in  accounting  principles.

     In the past, shareholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a shareholder were to file any such class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation, which could impact our productivity and profitability.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

     Upon the effectiveness of any registration statement that we may file with respect to the resale of shares held by our shareholders, a significant number of our shares of common stock may become eligible for sale. The sale of these shares could depress the market price of our common stock. Sales of a significant number of shares of our common stock in the open market could harm the market price of our common stock. A reduced market price for our shares could make it more difficult to raise funds through future offerings of common stock.

     Moreover, as additional shares of our common stock become available for resale in the open market (including shares issued upon the exercise of our outstanding warrants), the supply of our publicly traded shares will increase, which could decrease its price.

     Some of our shares may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market price of our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC of a notification on Form 144, sell into the market shares up to an amount equal to 1% of the outstanding shares.

THE SALE OF SECURITIES BY US IN ANY EQUITY OR DEBT FINANCING COULD RESULT IN DILUTION TO OUR EXISTING SHAREHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS.

     Any sale of common stock by us in a future private placement offering could result in dilution to the existing shareholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our shareholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

     We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS, CONTROLLING APPROXIMATELY 76% OF OUR OUTSTANDING COMMON STOCK, CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL SHAREHOLDERS.

     Our officers, directors and principal shareholders (greater than 5% shareholders) collectively control approximately 76% of our outstanding common stock. As a result, these shareholders will be able to affect the outcome of, or exert significant influence over, all matters requiring shareholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other shareholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

ANTI-TAKEOVER PROVISIONS MAY LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

     Our articles of incorporation, as amended, our bylaws and Florida law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our shareholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

     Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

     - our failure to implement our business plan within the time period we originally planned to accomplish; and

     - other factors discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The proceeds from the sale of each selling shareholder's common stock will belong to that selling shareholder.


                            MARKET FOR COMMON EQUITY
                        AND RELATED SHAREHOLDER MATTERS

COMMON STOCK

     Our common stock is quoted on the OTC Bulletin Board under the symbol "DFXN." The following table sets forth, for the periods indicated, the high and low bid information for our common stock, as determined from sporadic quotations on the OTC Bulletin Board. The information has been adjusted to reflect a 1-for-50 reverse stock split of our common stock which took effect on August 1, 2006, after the periods presented. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                    HIGH         LOW
                                   ------       -----
     YEAR ENDED DECEMBER 31, 2005
       First Quarter. . . . . . .  $ 2.00       $1.50
       Second Quarter . . . . . .  $72.50       $1.00
       Third Quarter. . . . . . .  $ 8.00       $4.00
       Fourth Quarter . . . . . .  $25.00       $4.50

     YEAR ENDED DECEMBER 31, 2006
       First Quarter. . . . . . .  $20.00       $1.50
       Second Quarter . . . . . .  $16.50       $5.00
       Third Quarter. . . . . . .  $15.50       $2.00
       Fourth Quarter . . . . . .  $10.50       $4.00


     On January 9, 2007, the closing sales price of our common stock as reported on the OTC Bulletin Board was $4.70 per share. As of January 9, 2007, there were approximately 150 record holders of our common stock.

DIVIDENDS

     We have never paid dividends on our common stock. We intend to retain our future earnings to re-invest in our ongoing business.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     This discussion summarizes the significant factors affecting our operating results, financial condition and liquidity and cash flows for the fiscal years ended December 31, 2005 and 2004, and the nine months ended September 30, 2006 and 2005. All financial information that follows is that of our company, the Company's wholly-owned subsidiary VMdirect, LLC and VMdirect, LLC's wholly-owned U.K. subsidiary, and the Company's wholly-owned Nevada subsidiaries. The discussion and analysis that follows should be read together with our Consolidated Financial Statements included elsewhere in this registration statement. Except for historical information, the matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

OVERVIEW

     We are a social networking and digital communications company that, directly and through a multi-tiered affiliate program, offers a suite of proprietary digital communication tools, including video email, video instant messaging, live webcasting, and digital vault storage. Our social networking website, www.helloWorld.com, operated by our wholly-owned subsidiary, DigitalFX
          ------------------
Networks, LLC, a Nevada limited liability company, targets users from ages 25 to
55. The site features a full suite of digital communication tools, and members pay a monthly subscription fee to use the tools and participate in the social network. Additionally, our website, www.vmdirect.com, operated by our
                                        ----------------
wholly-owned subsidiary VMdirect, offers affiliates the tools necessary to effectively market and distribute our digital communication tools.

     Our multi-tiered affiliate program drives the growth of our business. Rather than using traditional advertising and marketing methods, we chose to create a multi-tiered affiliate program to develop new customers. Affiliates earn retail commissions on a monthly residual basis by acquiring new customers for us. Affiliates earn additional commissions from the sales activities of affiliates who they personally enroll. These rewards are extended for up to eight generations of affiliates, meaning that an affiliate earns a commission on the sales of the affiliates they have personally enrolled as well as on the sales of second-, third-, and fourth-generation affiliates, potentially eight levels deep. Our affiliate compensation plan is structured on a 3x8 matrix, meaning affiliates can each enroll three affiliates underneath themselves, before they begin to build their next organizational level. The layers of three continue down a total of eight levels.

GENERAL

     Net sales are comprised of gross sales less credits, returns and allowances.

     Cost of goods sold consists primarily of technology fees, portal content and support costs, materials in welcome packs, fulfillment expenses, inbound and outbound freight costs, and reserve for inventory obsolescence.

     Operating expenses consist primarily of commissions to independent affiliates, application support costs, marketing programs, and corporate infrastructure costs. We expect that our operating expenses will decrease as a percentage of net sales if we are able to increase our net sales through expansion and growth. We expect this reduction in operating expenses as a percent of sales will be partially offset by the development of new product lines and geographies, and the increased costs of operating as a public company.

     Historically, we have funded our working capital needs primarily through the sale of our equity securities.

     The exchange transaction was accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and us deemed to be the legal acquirer. Immediately prior to the exchange transaction, we had no material operations, assets, or liabilities. Accordingly, for all meaningful purposes, the following discussion, which represents a discussion of the operations of our wholly-owned subsidiary, VMdirect, for the periods presented, represents a discussion of our operations for the periods presented.

RESULTS OF OPERATIONS

     Nine Months Ended September 30, 2006 Compared with Nine Months Ended September 30, 2005

     Revenues increased $13,356,000 or 464% to $16,232,000 for the nine months ended September 30, 2006 from $2,876,000 for the corresponding period in 2005. Sales volume in the United States and Canada collectively grew 480% in the nine months ended September 30, 2006 due primarily to over 14,622 new affiliates joining during this period, as compared to 2,798 new affiliates joining in the nine months ended September 30, 2005. The sales volume growth for the nine months ended September 30, 2006 was not due to a special campaign or to other special efforts by us. This increase was due to a significant increase in our customer base who are generating, on average, more revenue per customer. In the nine months ended September 30, 2005, 60% of new customers purchased packages at the lowest level. For the nine months ended September 30, 2006, only 27% of new customers purchased packages at the lowest level, resulting in an increase in the average revenue per package per new customer. The growth is also due to our penetration into international markets, specifically in the United Kingdom, Australia and New Zealand. These international markets accounted for 11% of the revenue increase.

     Gross Profit increased $10,892,000 to $12,960,000 for the nine months ended September 30, 2006 from $2,068,000 for the corresponding period in 2005. Gross profit as a percentage of net sales was 80% for the nine months ended September 30, 2006 and 72% for the corresponding period in 2005. This was due to higher margins realized on the product selections of the expanding customer base, to cost improvements and to economies of scale in services provided for recurring products.

     Commissions and bonuses paid to affiliates increased $6,346,000 or 513% to $7,582,000 for the nine months ended September 30, 2006 from $1,236,000 in the corresponding period in 2005. This increase is primarily related to sales volume growth. Additionally, as a percentage of net sales, commission expenses increased from 43% to 47% due to higher commission payments as affiliates advance in rank. There are five bonus pools from which an affiliate can earn commissions. Additionally, there are fourteen ranks or titles that an affiliate can attain and eight levels of commissions based on the organization that develops under the affiliate. Depending on their rank, affiliates can earn commissions of up to 20% on varying categories including retail sales and organization performance.

     Operating Expenses include Product Development, Marketing, Customer and Technical Support, General and Administrative and non-cash costs related to the vesting of stock options and warrants. Total Operating Expenses increased $2,556,000 or 144% to $4,328,000 for the nine months ended September 30, 2006 from $1,772,000 for the corresponding period in 2005, of which $184,000 related to option and warrant costs. As a percentage of net sales, operating expenses decreased from 62% for the nine months ended September 30, 2005 to 27% in the corresponding period in 2006. The increased spending was primarily associated with product development, marketing programs, expansion of technical support personnel, other staffing additions and increased merchant fees directly related to sales volume.

     Operating Income (Loss) improved $1,990,000 from a loss of $940,000 for the nine months ended September 30, 2005 to Operating Income of $1,050,000 in the corresponding period in 2006. This increase in Operating Income was the result of the increase in revenue, improved margins and leveraged Operating expenses.

     Other Income (Expense) was ($681,000) for the nine months ended September 30, 2006 as compared with ($18,000) for the nine months ended September 30, 2005. Expenses of $635,000 related to the exchange transaction are included in Other Income (Expense) for the nine months ended September 30, 2006.

     Provision for income taxes was $168,000 for the nine months ended September 30, 2006 as compared to $0 for the nine months ended September 30, 2005. Federal income tax obligations for the period through and including June 15, 2006 were passed through to the previous members of VMdirect, and the Company recorded no provision for such taxes for those periods. The provision for income taxes for the nine months ended September 30, 2006 includes $61,000 for foreign taxes payable.

     Net Income (Loss) improved $1,159,000 from a Net Loss of $958,000 in the nine months ended September 30, 2005 to Net Income of $201,000 in the corresponding period in 2006 as a result of the combination of factors discussed above.

     Year  Ended  December  31,  2005 Compared with Year Ended December 31, 2004

     Net Sales increased $2,923,000 or 136% to $5,068,000 in the year ended December 31, 2005 from $2,145,000 for the corresponding period in 2004. This increase was due to increased sales in all product groups and to the start-up of the business in the United Kingdom and Mexico. Sales in the United Kingdom and Mexico in Fiscal 2005 totaled $596,000 and $11,000, respectively. Management expects that sales will increase significantly in the year ended December 31, 2006, although the rate of this increase will depend on the success of the products and their ability to continue to achieve acceptance in the marketplace.

     Gross Profit increased $1,841,000 to $3,820,000 in Fiscal 2005 from $1,979,000 in Fiscal 2004. Gross Profit as a percentage of net sales decreased from 92% to 75% due primarily to product mix with the strong growth in affiliate business packages at a lower margin than subscription revenues. Product enhancements also caused Gross Profit to decrease as a percentage of sales. Management anticipates that the Company will continue to experience similar levels of gross margin as management seeks out suppliers with competitive pricing for quality products and services.

     Commission expenses increased $1,387,000 or 145% to $2,341,000 in Fiscal 2005 from $954,000 in Fiscal 2004. This increase is directly related to sales volume growth. Additionally, as a percentage of net sales, Commission expenses increased from 44% to 46% due to new commission programs instituted.

     Other Operating Expenses increased $6,000 to $2,646,000 in Fiscal 2005 from $2,640,000 in Fiscal 2004. As a percentage of net sales, Operating Expenses decreased from 123% in Fiscal 2004 to 52% in Fiscal 2005. The increased spending was primarily associated with marketing programs, expansion of technical support, commissions, merchant fees, international operations expenses and increased staffing.

     Loss from Operations decreased $447,000 or 28% to $1,167,000 in Fiscal 2005 from $1,615,000 in Fiscal 2004. Loss from Operations as a percentage of net sales decreased from 75% in fiscal 2004 to 23% in Fiscal 2005. This decrease was primarily the result of the increase in revenue.

     Other Income (Expense) net was ($56,000) in Fiscal 2005 as compared with $5,000 in Fiscal 2004.

     Net Loss decreased $386,000 to $1,223,000 in Fiscal 2005 from $1,609,000 in Fiscal 2004 as a result of the combination of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     Our cash requirements are principally for working capital. Historically, we funded our working capital needs through the sale of equity interests and through additional capital contributions by our former members.

     For the nine months ended September 30, 2006, cash provided by operating activities was $1,371,000 and consisted of net income of $201,000 increased by non-cash items of $180,000 and by $990,000 due to changes in other operating assets and liabilities. The latter consisted of increases in accounts payable and accrued expenses of $1,884,000 offset by increases in accounts receivable of $185,000, inventory of $26,000, and other assets of $683,000.

     For the nine months ended September 30, 2005, cash used in operating activities was $938,000 and consisted of a net loss of $958,000, increased by non-cash items of $26,000 and decreased by $46,000 due to changes in other operating assets and liabilities. The latter consisted of increases in accounts payable and accrued expenses of $204,000 partially offset by increases in current assets of $63,000 and other assets of $95,000.

     Investing Activities during the nine months ended September 30, 2006 and 2005 were the result of capital expenditures, primarily for computer and video equipment and software licenses.

     Financing Activities during the nine months ended September 30, 2006 and 2005 consisted of proceeds from the sale of equity interests and additional capital contributions by former members and the payoff of a note payable. Net cash provided by financing activities decreased $679,000 to $310,000 from $989,000.

     On December 22, 2006, we entered into a Securities Purchase Agreement with Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd. (the "Investors") pursuant to which we agreed to sell to the Investors an aggregate of 1,000,000 shares of our common stock at a per share price of $4.75 for gross proceeds of $4.75 million. The transactions contemplated by the Securities Purchase Agreement closed on December 27, 2006, with net proceeds to us of approximately $4.36 million, after payment of commissions and expenses, which we presently intend to use for general working capital purposes.

     We expect that with our present cash flows from operating activities, we will have adequate working capital to continue to grow our operations and develop our products, international markets and business plan as anticipated. While there is currently no definitive plan of debt or equity financing, there is no assurance that external financing will be available if needed in the future, or if available, that it would be available on terms acceptable to us.

CREDIT FACILITIES

     In Fiscal 2005, we set up a business credit line with Wells Fargo Bank for $65,000 at an annual percentage rate of 12.75%. We utilized this credit line in Fiscal 2005 in February for $7,000 and in August for $11,000. Both borrowings were paid off within 60 days.

DEBT

     On August 22, 2002, we issued a promissory note in the principal amount of $50,000 to an individual in order to fund working capital needs. The note accrued interest at a rate of 5%. The note and accrued interest were paid in full in April 2006.

OFF-BALANCE SHEET ARRANGEMENTS

     We have no off-balance sheet arrangements or financing activities with special purpose entities.

BACKLOG

     Backlog is only relevant to our affiliate business packages and merchandise product lines. We do not believe that backlog is a meaningful indicator of future business prospects due to the short period of time from customer kit or merchandise order to product shipment. Most products are shipped one to two days from the date ordered; therefore, backlog information is not material to an understanding of our business.

GEOGRAPHIC INFORMATION

     Sales in the United States and Canada for the nine months ended September 30, 2006 and 2005 accounted for 88% and 86% of our revenue, respectively. International sales in the United Kingdom, Mexico, Australia and New Zealand accounted for the remaining 12% in the nine months ended September 30, 2006. International sales in the United Kingdom represented the remaining 14% for the nine months ended September 30, 2005.

CRITICAL ACCOUNTING POLICIES

     We prepare our Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses during the year. Actual results could differ from those estimates. We consider the following policies to be most critical in understanding the judgments that are involved in preparing our financial statements and the uncertainties that could impact our results of operations, financial condition and cash flows.

Revenues
--------

     Revenue is generated through the sale of video mail subscriptions to both Affiliate and retail customers and selling aids to Affiliates reduced by sales returns to arrive at net sales. These sales are, in part, on a continuity basis, in which these customers agree to accept monthly charges for recurring services. Revenue related to individual orders of products by customers is recognized upon shipment, while revenues for services are recognized as the underlying services are provisioned. Deferred revenue consists primarily of advanced payments for Company products or services not yet shipped or performed. Fulfillment of product orders is handled both internally and through third-parties, and in all cases VMdirect has title to the goods prior to shipment. In addition, consigned inventory, held at third-party distribution facilities, is recorded in revenue upon the sale and shipment to our customers.

Shipping  and  Handling  Fees
-----------------------------

     Shipping and handling costs billed to customers are included in sales and the related costs are included in cost of goods sold. Shipping and handling costs are charged to expense as incurred.

Product  Returns
----------------

     Products returned within the first 30 days of purchase will be refunded at 90 percent of the sales price to first-time purchasers. This 30 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable. Product returns are tracked for a potential reserve founded on historical experience.

     Allowance for product returns are provided at the time the product is shipped. This accrual is based upon historic trends and experience. If the actual product returns differ from past experience, changes in the allowance are made. Allowances for chargebacks or disputed charges are provided based on historical data. If actual chargeback activity differs from past experience, changes in the allowance are made.

Allowance  for  Doubtful  Accounts
----------------------------------

     Our receivables consist primarily of receivables from credit card companies, arising from the sale of product and services to our customers. We do not record an allowance for doubtful accounts, as monies processed by the merchant processors are collected within three to five days.

Inventories
-----------

     Inventories are written down to provide for estimated obsolete or unsalable inventory based on assumptions about future demand for our products and market conditions. If future demand and market conditions are less favorable than management's assumptions, additional inventory write-downs could be required. Likewise, favorable future demand and market conditions could positively impact future operating results if written-off inventory is sold.

Stock-Based  Compensation
-------------------------

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. Through December 31, 2005, the Company accounted for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options was measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

     As the exercise price of stock options and warrants issued to employees was not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method, there was no related compensation expense recorded in the Company's 2005 consolidated financial statements. The fair value of stock options and warrants issued to officers, directors and employees at not less than fair market value of the Company's common stock on the date of grant was estimated using the Black-Scholes option-pricing model, and the effect on the Company's results of operations was required to be disclosed as if such stock options and warrants had been accounted for pursuant to SFAS No. 123.

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows." Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards.

     Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

     The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.

     The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

RECENT ACCOUNTING POLICIES

     FASB Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increased the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

     SFAS No. 158 requires that for public companies the full funding status of defined benefit pension and other postretirement plans be recognized on the balance sheet as an asset (for overfunded plans) or as a liability (for underfunded plans). In addition, SFAS No. 158 calls for recognition in other comprehensive income or gains or losses and prior service costs or credits that are not yet included as components of periodic benefit expense. Finally, SFAS No. 158 requires that the measurement of defined benefit plan assets and obligations be as of the balance sheet date. The provisions of SFAS No. 158 will not have a material effect on the results of operations of the Company.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     We currently have limited financial market risks from changes in foreign currency exchange rates or changes in interest rates and do not use derivative financial instruments. For the nine months ended September 30, 2006, 3% of total revenue is denominated in British pounds and 8% in Australian dollars. In the future, we expect to enter into transactions in additional currencies. An adverse change in exchange rates would result in a decline in income before taxes, assuming that each exchange rate would change in the same direction relative to the U.S. dollar. In addition to the direct effects of changes in exchange rates, such changes typically affect the volume of sales or foreign currency sales price as competitors' products become more or less attractive.

                                    BUSINESS

CORPORATE HISTORY

     We were incorporated on January 23, 1991 under the laws of the state of Florida. Prior to November 2001, we provided intelligent message communications services to enterprises in the travel and hospitality sectors. In November 2001, we sold substantially all of our assets to Avery Communications, Inc. ("Avery") after which we continued without material business assets, operations or revenues.

     On June 22, 2004, we consummated the transactions contemplated by a certain Securities Purchase Agreement dated June 10, 2004, by and among the Company, Keating Reverse Merger Fund, LLC, Thurston Interests, LLC and certain other shareholders of the Company. The transactions resulted in a change of control of the Company. Prior to this transaction Thurston Interests, LLC was our majority shareholder. Thurston Group, Inc., one of Thurston Interests, LLC's related entities, provided consulting services to us in connection with potential financing, merger and/or acquisition transactions. Thurston Communications Corporation, another of Thurston Interests, LLC's related entities, engaged in several bridge financings of Aelix, Inc., a former subsidiary of the Company. Thurston Interests, LLC and its related entities are hereinafter referred to as "Thurston."

     Prior to entering into the Purchase Agreement, our debt owed to Thurston in the principal amount of $4,686,799, together with accrued interest totaling $1,840,921, was satisfied by our issuance of a convertible promissory note in the principal amount of $1,228,870 (the "First Note") and a convertible promissory note in the principal amount of $60,000 (the "Second Note") to Thurston. Both notes were convertible into our common stock at a conversion price of $2.50 per share. Thurston, our majority shareholder prior to the closing of the transactions contemplated under the Purchase Agreement, also paid, on our behalf, an outstanding promissory note in the amount of $200,000, plus interest of $10,667, and assumed certain accounts payable and accrued expenses totaling $166,437.

     We also settled with an unrelated party a debt in the amount of $100,000, together with accrued interest, by the issuance of a $27,500 note, which was convertible, at the election of the holder, into shares of our common stock at $2.50 per share.

     Pursuant to the Purchase Agreement, (i) Thurston and the other shareholders sold 177,122 previously issued shares of our common stock to KRM Fund, for a purchase price of approximately $1.9196 per share; (ii) Thurston sold the First Note to KRM Fund; (iii) KRM Fund converted the First Note into 491,548 shares of our common stock, at a conversion price of $2.50 per share; and (iv) we issued KRM Fund 20,000 shares of our common stock for a total purchase price of $50,000, or $2.50 per share. Additionally, Thurston converted the Second Note into 24,000 shares of our common stock, at a conversion price of $2.50 per share.

     Immediately following the closing of the Purchase Agreement, KRM Fund purchased from an unrelated party a convertible promissory note issued by us in the principal amount of $27,500, which was convertible into shares of our common stock at a conversion price of $2.50 per share. KRM Fund in turn converted this note  into  11,000  shares  of  our  common  stock.

     Effective as of the closing of the Purchase Agreement, Patrick J. Haynes, III resigned as our Chief Executive Officer and a director, Robert T. Isham, Jr. resigned as a director, Thomas C. Ratchford resigned as our Chief Financial Officer, and Kevin R. Keating was appointed as our sole director, President, Treasurer and Secretary. Concurrently, our principal executive office was moved to 936A Beachland Boulevard, Suite 13, Vero Beach, FL 32963.

     We have no ongoing relationship with Thurston. We are aware that Thurston continues to own shares of our common stock.

     On October 31, 2004, we entered into a Letter of Intent to acquire Taxus (Cayman) Inc., a company incorporated under the laws of the Cayman Islands ("Taxus"). Taxus owns and operates its business through a Chinese wholly-owned foreign enterprise, which has exclusive management and licensing agreements with Beijing Taxus Co. Ltd., a private Chinese enterprise ("Beijing Taxus"). Beijing Taxus was established in 2000 and is currently headquartered in Beijing, China. Beijing Taxus is a bio-tech company specializing in the research, breeding and extraction of Taxus plants, also known as yew trees. Effective April 13, 2005, we terminated this Letter of Intent due to the failure of Taxus to deliver U.S. GAAP financial statements and the appropriate Chinese regulatory approvals within 60 days of the date of the Letter of Intent.

     On  April  25,  2005, we entered into a Letter of Intent to acquire Private
Brands, Inc., a California corporation ("Private Brands") from Tarrant Apparel Group, a California corporation ("Tarrant"). Private Brands is a wholly-owned subsidiary of Tarrant. Private Brands is a Los Angeles, California based apparel company focused on acquiring or exclusively licensing rights to brand names. Effective June 16, 2005, the parties mutually agreed to terminate this Letter of Intent.

     Effective August 11, 2005, we entered into an Exchange Agreement with Elwin Group Limited, an International Business Company incorporated in the British Virgin Islands ("Elwin"), each of the equity owners of Elwin (the "Elwin Members"), and KRM Fund. Elwin through its affiliates and controlled entities is a producer of primary aluminum ingots. Effective September 21, 2005, we terminated the Exchange Agreement with Elwin due to the failure of the transactions contemplated thereunder to have been consummated by September 15, 2005.

     On December 15, 2005, we entered into an agreement and plan of merger with EcoTechnology, Inc., a Delaware corporation ("EcoTech") and Qorus Acquisition, Inc., a Delaware corporation and our wholly-owned subsidiary ("Merger Sub"). EcoTech is in the business of designing, building, owning and operating industrial plants that deploy a state-of-the-art, proprietary thermal drying and gasification process to reduce human waste (commonly referred to in the industry as "sludge" or "biosolids") into dry bio-ash that is beneficially reused in mulch, fertilizer, and building products. Effective February 8, 2006, we terminated this Merger Agreement due to the failure of the transactions contemplated thereunder to have been consummated by January 31, 2006.

     Effective February 23, 2006, we entered into an Exchange Agreement with Shiming (Cayman) Co., Ltd., ("Shiming"), an exempted company incorporated in the Cayman Islands with limited liability, each of the equity owners of Shiming (the "Shiming Shareholders"), and KRM Fund. Shiming through its affiliates and controlled entities were engaged in the research and development, product design, marketing and product support of mainly high speed broadband server hardware and multimedia software. Effective March 15, 2006, we terminated this Exchange Agreement with Shiming due to Shiming's failure to provide audited financial statements prepared in accordance with U.S. GAAP.

     Keating Securities introduced us to each of Taxus (Cayman) Inc., Private Brands, Inc., Elwin Group Limited, Eco Technology, Inc. and Shiming (Cayman) Co., Ltd. To our knowledge, Keating Securities, LLC did not receive any consideration in connection with these introductions and to our knowledge, did not, and currently does not, have any relationship with each of the proposed reverse merger candidates.

     On May 23, 2006, we entered into an Exchange Agreement with VMdirect, L.L.C., a Nevada limited liability company, the members of VMdirect holding a majority of its membership interests, and KRM Fund. The closing of the transactions contemplated by the Exchange Agreement occurred on June 15, 2006. At the closing, we acquired all of the outstanding membership interests of VMdirect from the VMdirect Members, and the VMdirect Members contributed all of their Interests to us. In exchange, we issued to the VMdirect Members 1,014,589 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which, as a result of the approval by a substantial majority of our outstanding shareholders entitled to vote and the approval by our board of directors on June 22, 2006, of amendments to our articles of incorporation that (i) changed our name to DigitalFX International, Inc., (ii) increased our authorized number of shares of common stock to 100,000,000, and
(iii) adopted a 1-for-50 reverse stock split, on August 1, 2006 converted into approximately 21,150,959 shares of our common stock. We also assumed options currently exercisable to purchase 962,499 shares of our common stock and warrants currently exercisable to purchase 1,552,495 shares of our common stock. Based on the closing price of our common stock as reported by the NASDAQ Stock Market on June 15, 2006, the 21,150,959 shares of our common stock underlying the Preferred Shares issued pursuant to the Exchange Agreement had an aggregate value of $158,632,192.50.

     The following parties constituted the VMdirect Members: Craig Ellins, Amy Black, The Richard Kall Family Trust, Lizanne Kall, David Weiner, Family Products, LLC, Bruce Raben, the Bruce I. Raben Living Trust, Joe Bianco, Jorel Management Corp., Mathias Venture Partners, LLC, Peter Newman, Woodman Management Corporation, SAM Venture Partners, Lorne Walker, Kurt Adelman, Douglas and Terry McNamara, Beverly C. Wolfe, Strategic Turnaround Equity Partners, L.P. (Cayman), MER Investments, Inc. and John Pretto.

     At the closing, VMdirect became our wholly-owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and us deemed to be the legal acquirer.

     As a result of the closing of the transactions contemplated by the Exchange Agreement, the VMdirect Members, together with holders of options and warrants to purchase VMdirect membership interests, held approximately 23,665,953 shares of our common stock on a fully-diluted and as converted to common stock basis, representing approximately 96.2% of our outstanding shares of common stock on a fully-diluted and as converted to common stock basis, and our shareholders existing immediately prior to the closing held approximately 923,961 shares of our common stock on a fully-diluted basis, representing approximately 3.8% of our outstanding shares of common stock on a fully-diluted basis.

     Following the closing of the transactions contemplated by the Exchange Agreement, Craig Ellins, VMdirect's Chief Executive Officer and one of its former members and managers, became our Chairman, Chief Executive Officer and President, and Lorne Walker, VMdirect's Chief Financial Officer became our Chief Financial Officer and Secretary.

     At the closing of our acquisition of VMdirect, pursuant to the terms of the Exchange Agreement, we entered into a financial advisory agreement with Keating Securities, LLC, a registered broker-dealer, under which Keating Securities was compensated by us for advisory services rendered to us in connection with our acquisition of VMdirect. The transaction advisory fee of $500,000 was paid at the closing of the acquisition. Kevin R. Keating, one of our directors, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC. Keating
Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Keating Investments, LLC is also the managing member and 100% owner of Keating After Market Support, LLC. Kevin
R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC or Keating After Market Support, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC and Keating After Market Support, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

     On December 22, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd. (the "Investors") pursuant to which we agreed to sell to the Investors an aggregate of 1,000,000 shares of our common stock (the "Shares") at a per share price of $4.75 (the "Purchase Price") for gross proceeds of $4.75 million. The transactions contemplated by the Securities Purchase Agreement closed on December 27, 2006 (the "Closing"). Immediately following the Closing, we had 23,280,563 shares of common stock issued and outstanding.

     In connection with the Closing, on December 27, 2006, we also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors, pursuant to which, among other things, we agreed to register the resale of the Shares by the Investors and to keep the registration statement effective until the earlier of the date on which all Shares have been sold by the Investors and the date that all of the Shares may be sold by the Investors pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Effectiveness Period"). The Registration Rights Agreement provides that if
(i) we do not file a registration statement on or before January 31, 2007, (ii) a registration statement is not declared effective on or prior to March 27, 2007, which date may be extended to May 1, 2007 in the event that the registration statement is reviewed by the SEC, or (iii) after its effective date, such registration statement ceases to remain continuously effective and available to the holders of the Shares at any time prior to the expiration of the Effectiveness Period for an aggregate of more than 30 consecutive trading days or for more than an aggregate of 60 trading days in any 12-month period (which need not be consecutive), then we must pay each holder of Shares on the date of such event, and for each month thereafter that such event continues, an amount in cash as partial liquidated damages equal to 1% of the aggregate Purchase Price paid by such Investor pursuant to the Securities Purchase Agreement for any Shares then held by such Investor, up to a maximum of 18% of the aggregate Purchase Price paid by such Investor in any 12-month period, unless, as a result of the liquidated damages provision of the Registration Rights Agreement, generally accepted accounting principles of the United States require the Shares to be treated as derivative securities, or as any other financial component other than stockholders equity, in which case, the maximum amount payable under the liquidated damages provisions of the

Registration Rights Agreement will not exceed 18% of the aggregate Purchase Price paid by such Investor.

     Also in connection with the Closing, each of Craig Ellins, our Chairman, Chief Executive Officer and President, Lorne Walker, our Chief Financial Officer and Secretary, Amy Black, the President of VMdirect, VM Investors, LLC, our majority shareholder, and Richard Kall, one of the managers of VM Investors, LLC entered into a Lock-Up Letter Agreement (the "Lock-Up Letter Agreement") pursuant to which such parties agreed not to offer, sell, pledge or otherwise dispose of any shares of common stock owned or subsequently acquired by such parties for a period ending 180 days after the Closing, without the prior written consent of Kingdon Capital Management, LLC. Kingdon Capital Management, LLC is the investment advisor of each of Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd.

     Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC acted as the placement agents ("Placement Agents") in connection with the transactions consummated under the Securities Purchase Agreement. For their services as the Placement Agents, we paid the Placement Agents an aggregate commission in cash equal to 7% of the gross proceeds from the sale of the Shares or $332,500. We also paid Roth Capital Partners, LLC an advisory fee of $16,625. In addition, we reimbursed the Placement Agents for their out-of-pocket expenses incurred in connection with the transactions contemplated by the Securities Purchase
Agreement, including the actual and reasonable fees and disbursements of the Placement Agents' legal counsel, in the aggregate amount of approximately $50,086.

BUSINESS OF DIGITALFX INTERNATIONAL, INC.

     General Overview

     DigitalFX International, Inc. is a social networking and digital communications company. We develop and market proprietary web-based social networking software applications, including video email, video instant messaging and live webcasting. We bundle our proprietary applications with other open source applications and sell them as an integrated suite through an Internet-based subscription model. Our Web 2.0 communication tools enable users to create, transcode, send, manage and store all forms of digital media content (i.e., photos, videos, music, documents). These innovative social networking applications are scalable, customizable and highly extendible.

     Currently, the primary source of subscribers for these applications is our social networking website, www.helloworld.com. We intend to aggressively expand our subscription base by offering our suite of communications tools to affinity groups, enterprises and other social networks, using our multi-tiered marketing program that creates incentives for our affiliates to enroll other affiliates to assist them in marketing our products. By providing subscribers with our rich and expanding suite of collaborative applications, we are facilitating the rapidly accelerating trends in streaming media, social networking, podcasting and self-generated content. With our marketing strategy, which is based on a commission structure encouraging the expansion of the number of our marketing affiliates, and the ease of use of our products - designed to simplify the creation and management of digital media - we intend to simplify the digital lives of millions of subscribers.

     We currently market our products on the Internet and maintain affiliates in the United States, Canada, the United Kingdom, Mexico, Australia and New Zealand.

     Business and Marketing Strategy

     We utilize a combination of viral marketing and direct selling, as follows:

     The primary business strategy and the principal source of our recent growth involves our multi-tiered affiliate program. In the multi-tiered affiliate program, affiliates purchase business packages that range in price from approximately $70 to $1,996. These packages provide them with the products and tools they need to get started with their VMdirect business. The business packages include web cameras, an affiliate training CD, pre-paid HELLOWorld 30-day trial accounts and access to an online administration and training center, which includes a real-time commission engine, promotional tools, contact management systems, a video email auto-responder and other marketing tools. With these tools, affiliates use their personal sales efforts to share the benefits of HELLOWorld with others. Viral marketing dynamics occur as customers use the digital communications tools and share the opportunity to resell HELLOWorld. Early adopting consumers who are pleased with the product often communicate their positive experiences to friends and colleagues. Word can quickly spread to a new group of users, who in turn promote the product's benefits to others, who then do the same with the people they know. This type of word-of-mouth advertising has come to be described as "viral" marketing because it can rapidly spread from one person to another. Retail subscriptions start at $9.95 per month, depending on the level of features desired by the customer. Affiliates earn commissions by enrolling customers and other affiliates, participating in an enrollment matrix that pays commissions up to eight levels deep. As of December 31, 2006, we had 13,773 active affiliates.

     Products

     DigitalFX Studio

     Video Mail is an email client with streaming media options that allow users to create or reply with embedded video messages. The videos can be delivered in multiple media formats (e.g., Windows, Flash, Quicktime), ensuring higher delivery rates than ever before. Each email account comes with: a private video vault for storing and managing videos, the ability to upload custom graphics and videos, and the option to cut-and-paste video on demand onto external websites.

     Video IM is a video-enabled instant messenger tool that allows users to send real-time streaming video to anyone that has agreed to join their contact list.

     Live Webcasting is an easy-to-use webcasting tool that allows a user to broadcast live over the Internet to a number of simultaneous viewers.

     Web-based Social Networks

     HELLOWorld.com is a web portal utilizing a commercial-free, subscription-based application service provider model through which customers access our wide spectrum of streaming video content as well as an integrated suite of consumer-oriented streaming media applications, including video email, video chat and live web-casting. Through the portal, users are able to access their personal digital media vaults as well as a wide variety of video clips, including news, sports, music videos, and movie trailers.

     New Online Initiatives

     We are currently in the process of redesigning the HELLOWorld.com site and adding more features and functionality, including video podcasting, video blogging, media share services, social networking functionality and voice over IP capabilities. To support our customers and affiliates, we have developed a complete line of video tutorials and maintain a technical support desk that is available twenty-four hours a day. Additionally, our marketing staff and account executives assist affiliates in becoming more effective in the areas of marketing and sales.

     Competition

     We compete against well-capitalized streaming media and Internet companies as well as smaller companies. The market for our products and services is highly competitive. The streaming media sector is evolving and growing rapidly, and companies are continually introducing new products and services.

     We believe the streaming media solutions we offer are comparable and in many cases superior to those offered by our competitors because in addition to having superior picture quality, our primary product (helloWorld.com) is the only product that allows a user to upload any format of video and transcode it into a range of commonly used video formats to ensure that the video can be properly viewed. In addition to our products and services, we have a knowledgeable and attentive customer support team as well as dedicated account managers who focus on the needs of our customer and affiliate base.

     Competitive parameters include the range of our product offerings, the performance and quality of our products and services, the reliability of our infrastructure, our expertise and experience in streaming media technology, our scalability and capacity, ease of use, the price of our services, and the level of customer support.

     In the realm of streaming media services aimed at the consumer and small business marketplace, our competitors consist of numerous companies including Easystream, Playstream, Co-Video Systems and SightSpeed. In the domain of streaming media services targeted to mid-size and large enterprises, our competitors will include Akamai, VitalStream and Savvis, along with a number of smaller private companies. Additionally, with respect to HELLOWorld, the site and its features compete with broader social networking and Internet sites that include MySpace.com, LiveJournal.com and Skype.com.

     In some cases, competitors may have longer operating histories, more customers, greater financial strength and more recognized brands in the industry. These competitors may be able to attract customers more easily because of their financial resources and awareness in the market. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

     Trademarks, Domain Names and other Intellectual Property

     Our registered intellectual property is primarily in the form of trademarks. We have registered the VMdirect(R) and Video Says It Better(R) trademarks with the United States Patent and Trademark Office and have filed applications for the registration of the trademarks helloWorld(TM), Connecting People, Changing Lives(TM), and Digital Life Made Simple(TM). We have not tried to register copyrights or patents on any of our software programs, methods, or other ideas, but we believe that some of our computer code may have common law copyright protection.

     We  also  own the www.vmdirect.com and www.helloworld.com domain names, and
                       ----------------     ------------------
own or hold exclusive and non-exclusive licenses to several proprietary software applications relating to video e-mail, video instant messaging, live webcasting, digital vault storage technology and podcasting, including a perpetual non-exclusive license we obtained from RazorStream, LLC, a company majority owned by our majority shareholder, VM Investors, LLC, which is in turn owned by, among others, Craig Ellins and Amy Black, our Chief Executive Officer and President, and VMdirect's President, respectively.

     We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as we deem necessary. We also have a policy of not allowing customers to access our software's source code. These agreements and policies are intended to protect our intellectual property, but we cannot assure that these agreements or the other steps we have taken to protect our intellectual property will be sufficient to prevent theft, unauthorized use or adverse infringement claims. We cannot prevent piracy of our software, methods and features, and we cannot determine the extent to which our software, methods and features are being pirated. Further, the laws of some foreign countries do not protect our proprietary rights as well as the laws of the United States.

     We will continue to expand the VMdirect and HELLOWorld brands and our proprietary trademarks, domains and software.

     Product Development

     We conduct continuing product development to support and expand our product offerings internally, as well as through the use of third party services. All product development to date outsourced to third parties has been discrete project work. Through September 30, 2006, five independent contractors were used on separate discrete projects. We spent $789,000 on product development through the first three quarters of 2006. That amount will continue to increase in 2006 and 2007 as we are currently beta testing a new version of our digital media platform that will feature added functionality, including podcasting and enhanced email and IM messaging.

     In the years ended December 31, 2004 and 2005, we spent $481,000 and $289,000, respectively, on product development. The larger amount in fiscal 2004 was due to spending for the 4.0 product that was released in March 2005.

PRINCIPAL  EXECUTIVE  OFFICES

     Our principal executive offices are located at 3035 East Patrick Lane, Suite 9, Las Vegas, Nevada 89120. Our telephone number is (702) 938-9300.

EMPLOYEES

     As of January 9, 2007, we had 51 full-time employees and seven part-time employees. Since inception, we have never had a work stoppage, and our employees are not represented by a labor union. We consider our relationships with our employees to be positive.

DESCRIPTION OF PROPERTY

     Our offices are located in Las Vegas, Nevada. It is from these facilities that we conduct all of our executive and administrative functions, and ship our products to affiliates and consumers. We utilize approximately 11,000 sq. ft for our Las Vegas, Nevada facilities and pay $9,000 per month pursuant to the governing lease agreements. We believe that the facilities utilized by us are well maintained, in good operating condition and adequate to meet our current and foreseeable needs.

     VMdirect is party to a Sublease dated August 8, 2005 with Public Market Ventures, Inc. ("PMV"), pursuant to which we lease our administrative office space. VMdirect is also party to a Lease Agreement dated September 15, 2005 with Patrick Airport Business Center, LLC ("PABC" and together with PMV the "landlord"), pursuant to which we lease warehousing space for our computer servers. We are not permitted to make any alterations or improvements to, or assign or sublease, the premises without the landlord's prior written consent. We are also required to execute, acknowledge and deliver to the landlord, within 15 days of the landlord's request, instruments or assurances as the landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this lease to any security instrument. The initial term of these leases are scheduled to expire on January 31, 2007 after which each lease continues on a month-to-month basis with a base rent of 150% of the base rent paid immediately prior to the expiration of the initial term. We are currently negotiating an extension of these leases.

GOVERNMENT REGULATION

     Our marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States, directed at preventing fraudulent or deceptive shams by ensuring that product sales are made to consumers of the products and that compensation, recognition, and advancement within the marketing organization are based on the sale of products rather than investment in the organization or other non-sales-related criteria. These regulatory requirements do not include "bright line" rules and are inherently fact-based. Thus, even though we believe that our marketing program complies with applicable federal and state laws or regulations, a governmental agency or court could determine that we have failed to meet these requirements in a particular case. Such an adverse determination could require us to make modifications to our marketing system, increasing our operating expenses. The negative publicity associated with such an adverse determination could also reduce affiliate and end user demand for our products, which would consequently reduce our sales and revenues.

     Our ability to capitalize on growth in new international markets and to maintain the current level of operations in our existing international markets is exposed to risks associated with international operations, including:

     - the possibility that a foreign government might ban or severely restrict our business method of selling through our affiliates, or that local civil unrest, political instability or changes in diplomatic or trade relationships might disrupt our operations in an international market;

     - the possibility that a government authority might impose legal, tax or other financial burdens on affiliates, as direct sellers, or on our company due, for example, to the structure of our operations in various markets; and

     - the possibility that a government authority might challenge the status of our affiliates as independent contractors or impose employment or social taxes on our affiliates.

     We conduct all of our international operations in Australia, Canada, Mexico, New Zealand and the United Kingdom. We have not been affected in the past by any of the potential political, legal or regulatory risks identified above. While we do not consider these risks to be material in the foreign countries in which we currently operate, they may become material risks in other countries where we may expand our business.

     Legislative or regulatory changes in one or more of our present or future markets could lead to the determination that our marketing system do not comply with applicable laws and regulations and could result in the prohibition of our marketing system. Failure to comply with applicable laws and regulations could result in the imposition of legal fines and/or penalties which would increase our operating costs. We may also be required to comply with directives or orders from various courts or applicable regulatory bodies to comply with new legislation or regulation, which would detract management's attention from the operation of our business. Further we could be prohibited from distributing products through our marketing system or may be required to modify our marketing system.

LEGAL PROCEEDINGS

     Except as described below, we are not involved in any legal proceedings that require disclosure in this registration statement.

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Except as is described below, we are not currently party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

     On August 4, 2005, VMdirect filed a lawsuit in the District Court of Clark County, Nevada, against a former employee alleging a number of complaints including fraud, breach of oral contract, intentional interference and negligent interference, and seeking compensatory and punitive damages in amounts to be proved at trial, rescission of the oral contract relating to the defendant's equity interest in VMdirect, injunctive relief, punitive damages, attorneys' fees, disgorgement of ill gotten profits, revenues and gain, and restitution. VMdirect hired the defendant in May 2001 as a project manager in reliance upon the defendant's representations regarding his skill in handling the job duties. In May 2002, VMdirect agreed to provide the defendant with a small portion of the equity interest in VMdirect, which was expressly conditioned upon the defendant working full time and in good faith for no less than 3 years after May 2002. VMdirect terminated defendant's employment on August 10, 2004 due to his continuous lack of diligence and unsatisfactory job performance as well as his creation of a hostile and adversarial work environment.

     On August 5, 2005, VMdirect was served with a lawsuit filed in the District Court of Clark County, Nevada, which counterclaim was amended on March 27, 2006, by this same former employee for alleged breach of employment contract and wrongful termination, and seeking general damages in excess of $10,000, special damages for lost wages and converted monies in the amount of $270,000, special damages for the equity interest in VMdirect in an amount to be determined, punitive or treble damages as allowed by law, attorneys' fees and the dissolution of VMdirect. This former employee alleges that the grant of the equity interest in VMdirect had no conditions, and that VMdirect has engaged in a campaign to defame said former employee.

     A petition to consolidate these cases was filed on September 20, 2005 and is currently pending before the courts. On May 5, 2006, our legal counsel representing us in this matter filed a motion to dismiss the defendant's amended counterclaim, which motion was denied on June 21, 2006. Our legal counsel representing us in this matter subsequently filed an answer to the defendant's amended counterclaim on July 18, 2006, denying all liability. Our management believes there exists no basis for the former employee's claims and intends to pursue VMdirect's claims, and defend the former employee's claims, vigorously. In the event our management's assessment of the case is incorrect, or the former employee actually obtains a favorable judgment for the claimed damages, we believe that the economic impact on us would be insignificant and would not materially affect our operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, positions and ages of our current executive officers and directors. All directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by our board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of our board of directors.


NAME                   AGE                            POSITION
---------------------  ---  ------------------------------------------------
Craig Ellins (1), (2)   54  Chairman of the Board, Chief Executive Officer
                            and President

Lorne Walker (1)        56  Chief Financial Officer and Secretary

Amy Black (1), (2)      45  President of VMdirect, L.L.C.

Jerry Haleva (1)        60  Director

Kevin R. Keating (3)    66  Director


     (1) These persons were appointed to their respective positions effective June 15, 2006.
     (2)  Craig Ellins and Amy Black are husband and wife.
     (3)  Mr. Keating was elected as a director on June 22, 2004.

     CRAIG ELLINS. Mr. Ellins has served as the Chief Executive Officer of VMdirect since November 2001. Prior to his employment with VMdirect, Mr. Ellins provided consulting services to various companies related to their direct marketing activities.

     LORNE WALKER. Ms. Walker has served as the Chief Financial Officer of VMdirect since September 2005. Prior to joining VMdirect, Ms. Walker served as the Chief Financial Officer of Haskel International Inc., Burbank, CA from December 2000 through March 2005. Prior to joining Haskel International Inc., Ms. Walker served as the Vice President of Finance-Manufacturing for Mentor, Inc., Santa Barbara, CA from January 2000 through October 2000.

     AMY BLACK. Ms. Black has served as the President of VMdirect since November 2001. Ms. Black was a founder of helloNetwork, Inc. in 1996 and served as its Vice President of Public Relations and Advertising. From 1992 to 1996, Ms. Black was President of Academic Connections.

     JERRY HALEVA. Mr. Haleva is President of Sergeant Major Associates, Inc., which he founded in 1990. Mr. Haleva also serves on numerous charitable and issue-based boards and commissions, including the Executive Committees of both the Yosemite National Institute (YNI) and the American Israel Public Affairs Committee (AIPAC), as well as on the California International Relations Foundation. Mr. Haleva is a 20-year veteran as a professional staff person with the California Legislature, and has held appointments on the Capitol Area Committee, as Chief Counsel to the Governor's Blue Ribbon Fire Commission, the Long-range Planning Committee of the FCC, the Safety Belt Task Force and, most recently, as Chairman of the California Highway Patrol Citizens' Oversight Committee. Beginning as a Ford Foundation Fellow, he served both houses and both parties during his public service career. From 1972 through 1974, he served as the Legislature's chief consultant on the state prison system. In 1976, as

Chief of Staff to the Senate Minority Leader, he helped create and supervised the Joint Committee on Fire, Police, Emergency and Disaster Services. Additionally, he oversaw the Select Committee on Business Development and the Joint Legislative Budget Committee. Mr. Haleva holds a B.A. in Government and a general secondary teaching credential from California State University at Sacramento.

     KEVIN R. KEATING. Mr. Keating, our former President, Secretary and Treasurer from June 22, 2004 through June 15, 2006, is an investment executive and for the past nine years has been the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation. Brookstreet is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with us. Mr. Keating also serves on the board of directors of 99 Cent Stuff, Inc., Blue Holdings, Inc., People's Liberation, Inc., Catalyst Lighting Group, Inc., Applied Spectrum Technologies, Inc., Wentworth II, Inc., Wentworth IV, Inc. and Wentworth V, Inc., and on the compensation committee of the board of directors of 99 Cent Stuff, Inc.

     As noted in his biography, Mr. Keating is currently a director of People's Liberation, Inc. People's Liberation was formerly known as Century Pacific Financial Inc., a corporation operating as a public shell company, until it completed a merger with two private companies in November, 2005. Mr. Keating has been a director and shareholder of People's Liberation since February, 2005. Mr. Keating was also an officer of Century Pacific from February, 2005 until November, 2005.

     As noted in his biography, Mr. Keating is also currently a director of Blue Holdings, Inc. Blue Holdings was formerly known as Marine Jet Technology Corp., a corporation operating as a public shell company, until it completed an exchange transaction with Antik Denim, LLC in April, 2005. Mr. Keating has been a director and shareholder of Blue Holdings since February 2005. Mr. Keating was also an officer of Marine Jet Technology Corp. from February 2005 until April 2005.

     As noted in his biography, Mr. Keating is also currently a director of 99 Cent Stuff, Inc. 99 Cent Stuff completed a merger with iVideoNow, Inc., a corporation operating as a public shell company, in September, 2003. Mr. Keating has been a director and shareholder of 99 Cent Stuff and its predecessor, iVideoNow, since December, 2001. Mr. Keating was also an officer of iVideoNow from December 2001 until September, 2003.

     As noted in his biography, Mr. Keating is also currently a director of Catalyst Lighting Group, Inc. Catalyst completed a merger with Wentworth III, Inc., a corporation operating as a public shell company, in August 2003. Mr. Keating has been a director and shareholder of Catalyst and its predecessor, Wentworth III, Inc., since August 2001.

     During the past five years, Mr. Keating has been involved in 12 public shell company reverse acquisitions.

     Pursuant to a certain Voting Agreement, for the one-year period following the closing of our acquisition of VMdirect, KRM Fund and each of Craig Ellins, Amy Black, The Richard Kall Family Trust and Richard Kall agreed to vote their shares of our common stock to elect a director designated by

KRM Fund to our board of directors and to vote for such other persons that may be designated by Craig Ellins to fill any vacant position on our board of directors (other than the director designated by KRM Fund). Messrs. Haleva and Keating were appointed as Mr. Ellins' and KRM Fund's respective designees under the terms of the Voting Agreement.

     None of our officers or directors, nor any of their affiliates, beneficially owned any of our equity securities or rights to acquire any of our securities prior to the closing of the transactions contemplated under the Exchange Agreement, and no such persons have been involved in any transaction with us or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein. None of our officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DIRECTOR INDEPENDENCE

     No compensation has been paid to our directors during fiscal year 2006. Members of our board of directors may be paid their expenses, if any, of attendance at a meeting of our board of directors, and may be paid a fixed sum for attendance at each meeting of our board of directors or a stated salary as a director. No such payment shall preclude any director from serving us in any other capacity and receiving compensation therefor except as otherwise provided under applicable law.

     Our Audit Committee currently consists of Messrs. Ellins, Haleva and Keating. Our Audit Committee is responsible for selecting and engaging our independent accountant, establishing procedures for the confidential, anonymous submission by our employees of, and receipt, retention and treatment of concerns regarding accounting, internal controls and auditing matters, reviewing the scope of the audit to be conducted by our independent public accountants, and periodically meeting with our independent public accountants and our chief financial officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. Our Audit Committee reports its recommendations as to the approval of our financial statements to our board of directors. The role and responsibilities of our Audit Committee are more fully set forth in a written charter adopted by our board of directors in August 2006. Our Audit Committee reviews and reassesses the Audit Committee Charter annually and recommends any changes to our board of directors for approval. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors. We have, however, determined that Jerry Haleva is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market.

     Our Compensation Committee currently consists of Messrs. Ellins, Haleva and Keating. Generally, our Compensation Committee is responsible for considering and making recommendations to our board of directors regarding executive compensation and, at such time as it is composed solely of independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, will be responsible for administering our stock incentive plans. The role and responsibilities of our Compensation Committee are more fully set forth in a written charter adopted by our board of directors in August 2006. Our Compensation Committee reviews and reassesses the Compensation Committee Charter annually and recommends any changes to our board of directors for approval. We are not a "listed company" under SEC rules and are therefore not required to have a compensation committee comprised of independent directors. We have, however, determined that Jerry Haleva is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market.

     We do not have a nominating committee or nominating committee charter for persons to be proposed as directors for election to our board of directors. The duties and functions performed by such committee are performed by the full board of directors. We do not have any restrictions on shareholder nominations under our articles of incorporation or bylaws. The only restrictions are those applicable generally under the Florida Business Corporation Act and the federal proxy rules. Currently, our entire board of directors decides on nominees, on the recommendation of one or more members of our board of directors. We are not a "listed company" under SEC rules and are therefore not required to have a nominating committee comprised of independent directors. We have, however, determined that Jerry Haleva is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to our named executive officers, information concerning all compensation paid to our named executive officers for services rendered during our fiscal year ended December 31, 2006. No other executive officers received total compensation in excess of $100,000 for the fiscal year ended December 31, 2006.

------------------------------------------------------------------------------------------
          Name and Principal Position            Year  Salary ($)   Bonus ($)   Total ($)
-----------------------------------------------  ----  -----------  ----------  ----------
Kevin R. Keating                                 2006           --          --          --
President, Treasurer and Secretary
-----------------------------------------------  ----  -----------  ----------  ----------
Craig Ellins                                     2006  $    83,467  $   15,478  $   98,945
Chairman, Chief Executive Officer and President
-----------------------------------------------  ----  -----------  ----------  ----------
Lorne Walker                                     2006  $   101,922  $   13,898  $  115,820
Chief Financial Officer and Secretary
-----------------------------------------------  ----  -----------  ----------  ----------
Amy Black                                        2006  $   107,628  $   15,246  $  122,874
President of VMdirect, L.L.C.
------------------------------------------------------------------------------------------

     Mr.  Keating  served as our President, Treasurer and Secretary from January
1, 2006 through June 15, 2006 and resigned as our President, Treasurer and Secretary on June 15, 2006 upon the closing of the Exchange Transaction with VMdirect.

     Mr. Ellins became our Chairman, Chief Executive Officer and President on June 15, 2006 upon the closing of the Exchange Transaction with VMdirect. The compensation disclosed for Mr. Ellins in the table above includes $22,476 paid as salary for services rendered by Mr. Ellins to VMdirect as its Chief Executive Officer during the period from January 1 through June 15, 2006. Mr. Ellins' current annual salary is $125,000 and he may also receive a discretionary bonus as determined by the compensation committee of our board of directors. Mr. Ellins does not have an employment agreement with us.

     Ms. Walker became our Chief Financial Officer and Secretary effective June 15, 2006 upon the closing of the Exchange Transaction with VMdirect. The compensation disclosed for Ms. Walker in the table above includes $47,499 paid as salary for services rendered by Ms. Walker to VMdirect as its Chief Financial Officer during the period from January 1 through June 15, 2006. Ms. Walker's current annual salary is $110,000 and she may receive a discretionary bonus as determined by the compensation committee of our board of directors. Ms. Walker does not have an employment agreement with us.

     Ms. Black's annual salary is $125,000 and she may receive a discretionary bonus as determined by the compensation committee of our board of directors. Ms. Black does not have an employment agreement with us.

OUTSTANDING  EQUITY  AWARDS  AT  FISCAL  YEAR-END  TABLE

     The following table presents information regarding outstanding options held by our named executive officers as of the end of our fiscal year ending December 31, 2006.

------------------------------------------------------------------------------------
                   Number of      Number of
                   Securities     Securities
                   Underlying     Underlying
                  Unexercised    Unexercised
                  Options (#)    Options (#)     Option Exercise   Option Expiration
      Name        Exercisable   Unexercisable       Price ($)            Date
----------------  ------------  --------------  -----------------  -----------------
Kevin R. Keating           --              --                  --                 --

----------------  ------------  --------------  -----------------  -----------------
Craig Ellins               --              --                  --                 --

----------------  ------------  --------------  -----------------  -----------------
Lorne Walker        188,209(1)      188,210(1)  $            0.26           12/31/15

----------------  ------------  --------------  -----------------  -----------------
Amy Black                  --              --                  --                 --

------------------------------------------------------------------------------------

(1) Consists of options originally issued by VMdirect and assumed by us in the Exchange Transaction with VMdirect which currently entitle Ms. Walker to purchase an aggregate of 376,419 shares of common stock at a per share exercise price of $0.26. These options vest as follows: 25% on 12/31/05, and 25% on 12/31/06, and the remainder monthly thereafter on a ratable basis for 24 months.


     We have no agreements with our named executive officers that provide for payments to such named executive officers at, following or in connection with the resignation, retirement or other termination of such named executive officers, or a change in control of our company or a change in the responsibilities of such named executive officers following a change in control.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information concerning our equity compensation plans as of December 31, 2006.


                                                                                NUMBER OF SECURITIES
                                                         WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR
                              NUMBER OF SECURITIES TO    EXERCISE PRICE OF     FUTURE ISSUANCE UNDER
                              BE ISSUED UPON EXERCISE       OUTSTANDING      EQUITY COMPENSATION PLANS
                              OF OUTSTANDING OPTIONS,    OPTIONS, WARRANTS     (EXCLUDING SECURITIES
                                WARRANTS AND RIGHTS         AND RIGHTS        REFLECTED IN COLUMN (a))
PLAN CATEGORY                           (a)                     (b)                     (c)
----------------------------  ------------------------  -------------------  --------------------------
Equity compensation plans                     291,500   $              7.75                   1,246,001
approved by security holders
Equity compensation plans                   886,627(1)  $              0.27                          --
not approved by security
holders
TOTAL                                       1,178,127   $              2.12                   1,246,001

     (1) Includes options originally issued by VMdirect and assumed by us in the Exchange Transaction with VMdirect which currently entitle the holders thereof to purchase shares of our common stock as follows: an aggregate of 780,000 shares at a per share exercise price of $0.26 expiring on December 31, 2015; an aggregate of 106,014 shares at a per share exercise price of $0.33 expiring from January 3, 2016 through March 27, 2016; and an aggregate of 400 shares of common stock at a per share exercise price of $0.50 without expiration.

2006 STOCK INCENTIVE PLAN

     Our 2006 Stock Incentive Plan was adopted and became effective in August 2006. A total of 1,246,001 shares of common stock remain reserved for issuance upon exercise of awards granted under the 2006 Stock Incentive Plan. The number of shares reserved for issuance under the 2006 Stock Incentive Plan is subject to an annual increase on the first day of each fiscal year during the term of the 2006 Stock Incentive Plan, beginning January 1, 2007, in each case in an amount equal to the lesser of (i) 1,000,000 shares of common stock, (ii) 5% of the outstanding shares of common stock on the last day of the immediately preceding year, or (iii) an amount determined by our board of directors. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2006 Stock Incentive Plan.

     Our 2006 Stock Incentive Plan will terminate after 10 years from the effective date, unless it is terminated earlier by our board of directors. The plan authorizes the award of stock options, stock purchase grants, stock appreciation rights and stock units.

     Our 2006 Stock Incentive Plan is administered by our full board of directors. To the extent we expand our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

     Our 2006 Stock Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to our employees or to employees of any of our parents or subsidiaries. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors or employees, officers, directors, consultants, independent contractors and advisors of any of our parents or subsidiaries. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by the administrator of the plan when the options are granted. The term of options granted under our 2006 Stock Incentive Plan may not exceed 10 years.

     Awards granted under our 2006 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by the administrator of the plan. Unless otherwise restricted by such administrator, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer. Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our 2006 Stock Incentive Plan generally may be exercised for a period of three months (twelve months in the event of death, disability or retirement) after the termination of the optionee's service with us or any parent or subsidiary of ours. Options will generally terminate immediately upon termination of employment for cause.

     The purchase price for restricted stock will be determined by the administrator of the plan at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

     If we are subject to a change in control transaction, our board of directors would determine, in its sole discretion, whether to accelerate any vested or unvested portion of any award. Additionally, if a change in control were to occur, any agreement between us and any other party to the change in control could provide for (1) the continuation of any outstanding awards, (2) the assumption of the 2006 Stock Incentive Plan or any awards by the surviving entity or any of its affiliates, (3) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, or (4) cancellation of any vested or unvested portion of awards, subject to providing notice to the option holder.

INDEMNIFICATION  OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

     The Florida Business Corporation Act and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities.

     In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

     The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

     Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

     We do not have any indemnification agreements with any of our directors or executive officers.

     A shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table presents information regarding the beneficial ownership of our common stock by the following persons both as of January 9, 2007 and as adjusted to reflect the sale of the common stock in this offering by the selling shareholders:

     - each of the executive officers listed in the summary compensation table;

     -    each  of  our  directors;

     -    all  of  our  directors  and  executive  officers  as  a  group;

     - each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

     -    each  of  the  selling  shareholders.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of January 9, 2007 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     M. Kingdon Offshore Ltd., Kingdon Associates and Kingdon Family Partnership, L.P., the three selling shareholders, acquired their shares of our common stock on December 27, 2006, pursuant to the transactions consummated under the Securities Purchase Agreement, as further described in the Corporate History subsection of the Business section of this registration statement.

     The information presented in this table is based on 23,280,563 shares of our common stock outstanding on January 9, 2007. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o DigitalFX International, Inc., 3035 East Patrick Lane, Suite 9, Las Vegas, Nevada 89120.

                                        NUMBER OF SHARES                         NUMBER OF SHARES
                                       BENEFICIALLY OWNED                       BENEFICIALLY OWNED
                                       PRIOR TO OFFERING                          AFTER OFFERING
                                    ------------------------                --------------------------
                                                 PERCENTAGE    NUMBER OF                PERCENTAGE OF
                                                 OF SHARES    SHARES BEING                  SHARES
NAME OF BENEFICIAL OWNER              NUMBER    OUTSTANDING     OFFERED       NUMBER     OUTSTANDING
----------------------------------  ----------  ------------  ------------  ----------  --------------
EXECUTIVE OFFICERS AND
DIRECTORS:
Craig Ellins (1)                    17,558,169         75.4%            --  17,558,169           75.4%
Lorne Walker (2)                       325,473          1.4%            --     325,473            1.4%
Amy Black (3)                       17,558,169         75.4%            --  17,558,169           75.4%
Kevin R. Keating (4)                    40,000            *             --      40,000              *
Jerry Haleva                                --            *             --          --              *
All 5 directors and executive
  officers as a group (5)           17,923,642         76.3%            --  17,923,642           76.3%

5% SHAREHOLDERS:
Richard Kall (6)                    17,558,169         75.4%            --  17,558,169           75.4%
VM Investors, LLC (6)               17,558,169         75.4%            --  17,558,169           75.4%

SELLING SHAREHOLDERS:
M. Kingdon Offshore Ltd. (7)           688,000          3.0%       688,000          --              *
  c/o Kingdon Capital
  Management, LLC
  152 W. 57th Street, 50th Floor
  New York, NY 10019
Kingdon Associates (7)                 269,000          1.2%       269,000          --              *
   c/o Kingdon Capital
  Management, LLC
  152 W. 57th Street, 50th Floor
  New York, NY 10019
Kingdon Family Partnership,             43,000            *         43,000          --              *
L.P. (7)
  c/o Kingdon Capital
  Management, LLC
  152 W. 57th Street, 50th Floor
  New York, NY 10019
TOTAL:                              18,923,642         80.6%     1,000,000  17,923,642           76.3%

*     Less than 1%

     (1) Consists of 17,558,169 shares of common stock held by VM Investors, LLC. Craig Ellins is a member and one of the managers of VM Investors, LLC and disclaims beneficial ownership of the shares of common stock held by VM Investors, LLC except to the extent of his pecuniary interest therein. Mr. Ellins currently serves as our Chairman, Chief Executive Officer and President, and as a manager of VMdirect.

     (2) Consists of 203,894 shares of common stock that may be acquired from us within 60 days of January 9, 2007 upon the exercise of outstanding stock options. Lorne Walker currently serves as our Chief Financial Officer and Secretary, and previously served as the Chief
          Financial  Officer  of VMdirect from September 2005 through June 2006.

     (3) Consists of 17,558,169 shares of common stock held by VM Investors, LLC. Amy Black is a member of VM Investors, LLC and is the spouse of Craig Ellins, one of the managers of VM Investors, LLC. Amy Black disclaims beneficial ownership of the shares of common stock held by VM Investors, LLC except to the extent of her pecuniary interest therein. Ms. Black currently serves as the President of VMdirect.

     (4) Kevin R. Keating, a director of the company, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC, one of our shareholders. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC or Keating Securities,

          LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund, LLC and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating. Kevin R. Keating served as our President, Secretary and treasurer from June 2004 through June 2006. Kevin R. Keating is an investment executive and the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation, a registered broker-dealer. Kevin R. Keating also has an immediate family member, Timothy Keating, who is an affiliate of a registered broker-dealer. Kevin R. Keating purchased or otherwise acquired his shares in the ordinary course of business and, at the time of such purchase/acquisition, had no agreements or understandings, directly or indirectly, with any person, to distribute the securities to be resold.

     (5) Consists of 203,894 shares of common stock that may be acquired from us within 60 days of January 9, 2007 upon the exercise of outstanding stock options.

     (6) Consists of 17,558,169 shares of common stock held by VM Investors, LLC. Craig Ellins and Richard Kall, the managers of VM Investors, LLC, exercise voting and investment authority over the shares of common stock held by VM Investors, LLC. Mr. Kall currently serves as the Chairman of VMdirect.

     (7) Kingdon Capital Management, LLC, the investment advisor to each of M. Kingdon Offshore Ltd., Kingdon Associates and Kingdon Family Partnership, L.P., exercises voting and investment authority over the shares held by those entities.


CHANGES IN CONTROL.

     There are currently no arrangements which may result in a change of control of our company.


                           RELATED PARTY TRANSACTIONS

     Other than the transactions described below, since January, 2006 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

     - in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years; and

     - in which any director, executive officer, selling shareholder named in this prospectus, other shareholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

DIGITALFX

     On  June  10,  2004,  we  entered into a contract with Vero Management, LLC
("Vero") for managerial and administrative services. Vero was not engaged to provide, and Vero did not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating is the manager of Vero. The term of the contract was for one year. In consideration of the services provided, Vero was paid $1,000 for each month in which services were rendered. Furthermore, Vero has paid $25,439 of our expenses during the three months ended March 31, 2006. As of March 31, 2006, we owed Vero $31,439, which amount was paid by us at consummation of our acquisition of VMdirect. We terminated our agreement with Vero on June 15, 2006.

     We engaged Garisch Financial, Inc. in July 2004 to perform consulting services for us while we were a public shell and to assist in due diligence, structuring and negotiating acquisition transactions to which we were party. We did not enter into a written consulting services agreement with Garisch Financial, Inc. Upon the consummation of the acquisition of VMdirect, we paid Garisch Financial, Inc. a sum of $60,000 for consulting services rendered to us. Garisch Financial, Inc. no longer provides consulting services to us.

     At the closing of our acquisition of VMdirect, pursuant to the terms of the Exchange Agreement, we entered into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities was compensated by us for advisory services rendered to us in connection with our acquisition of VMdirect. The transaction advisory fee of $500,000 was paid at the closing of the acquisition.

     Kevin R. Keating, one of our directors, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund, LLC. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Keating Investments, LLC is also the managing member and 100% owner of Keating After Market Support, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC or Keating After Market Support, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund, LLC. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund, LLC, Keating Securities, LLC and Keating After Market Support, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

     Immediately following the closing of our acquisition of VMdirect, pursuant to the terms of the Exchange Agreement, we entered into an agreement with Keating After Market Support, LLC to provide investor relations and after market support services to us for a period of not less than six months following the closing of the acquisition. Under this agreement, Keating After Market Support, LLC will be paid a monthly fee of $7,500 during the term.

     In connection with the closing, on December 27, 2006, of the transactions contemplated under the Securities Purchase Agreement with Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd., each of Craig Ellins, our Chairman, Chief Executive Officer and President, Lorne Walker, our Chief Financial Officer and Secretary, Amy Black, the President of VMdirect, VM Investors, LLC, our majority shareholder, and Richard Kall, one of the managers of VM Investors, LLC entered into a Lock-Up Letter Agreement (the "Lock-Up Letter Agreement") pursuant to which such parties agreed not to offer, sell, pledge or otherwise enter into any transaction or device designed to, or could be expected to, result in the disposition of any shares of common stock owned or subsequently acquired by such parties for a period ending 180 days after such closing without the prior written consent of Kingdon Capital Management, LLC.
Kingdon Capital Management, LLC is the investment advisor of each of Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd.

VMDIRECT

     Effective January 1, 2003, VMdirect entered into a Software Services Agreement with RazorStream, LLC ("RazorStream"), a Nevada limited liability company that is majority owned by our majority shareholder, VM Investors, LLC, which is in turn owned by, among others, Craig Ellins and Amy Black, our Chief Executive Officer and President, and VMdirect's President, respectively, pursuant to which RazorStream supervised VMdirect's development of various software applications and other software technologies. Under the agreement, RazorStream was entitled to own certain software technology arising from the development (the "Core Technology"), while VMdirect owned its pre-existing technology, certain software applications created during the development and other software applications or technology developed outside the scope of the agreement.

     In connection with the Software Services Agreement, the parties entered into a Technology License Agreement pursuant to which RazorStream granted VMdirect a non-exclusive, royalty-free, worldwide perpetual license to use and otherwise exploit the Core Technology, including in source code format.

     Effective May 1, 2005, each of the Software Services Agreement and Technology License Agreement were terminated by mutual agreement of the parties and superseded by the License, Hosting and Services Agreement (the "Hosting and Services Agreement"), pursuant to which VMdirect and RazorStream continue to be parties and whereby RazorStream provides hosting, maintenance and support services for VMdirect. The Hosting and Services Agreement provides for a term through December 31, 2006, and continues thereafter unless terminated by either party upon sixty days prior written notice. We are involved in negotiations with RazorStream to extend the agreement for an additional term to be mutually agreed upon by the parties. We are also involved in negotiations with RazorStream to enter into licensing agreements for each of DigitalFX Networks, LLC and DigitalFX Solutions, LLC, our wholly-owned subsidiaries. Under the Hosting and Services Agreement, RazorStream (a) charges VMdirect $5 per new subscriber account exceeding 20,000 accounts (purchasable in 20,000 account increments) as reimbursement for additional bandwidth and network capacity required by RazorStream to support such new subscribers; (b) is entitled to (1) ten percent (10%) of VMdirect's total gross revenue from all active subscriber accounts billed at $25.00 or more per month total gross subscription, with a minimum amount of $3 per each such subscriber account per month, (2) terms to be mutually agreed upon by the parties for all subscriber accounts billed at less than $25.00 per month, and (3) terms to be mutually agreed upon by the parties for all advertising-based "free" subscriber accounts, provided, however that such terms will provide for a minimum amount of $0.25 per each such subscriber account per month; and (c) effective April 1, 2006, is entitled to a minimum guarantee of $50,000 per month that is non-refundable but that will be credited against the above fees.

     The Hosting and Services Agreement also provides VMdirect with a non-exclusive, royalty-free, worldwide, perpetual license to use and otherwise exploit the Core Technology, including in source code format. The license portion of the agreement is available whether or not RazorStream provides its services under the agreement.

     On June 14, 2006, VMdirect sold an aggregate of 361,603 membership interests to each of the Bruce I. Raben Living Trust, Woodman Management Corporation, SAM Venture Partners, Mathias Venture Partners, LLC, Lorne Walker, Kurt Adelman, Douglas and Terry McNamara, Beverly C. Wolfe, Jorel Management Corp., Strategic Turnaround Equity Partners, LP, MER Investments, Inc. and John Pretto for aggregate gross proceeds equal to $625,000. These purchasers currently hold, in the aggregate, 2,313,434 shares of common stock representing approximately 9.9% of our issued and outstanding shares of common stock. Effective November 30, 2006, we registered the resale of the shares of common stock held by these purchasers.

TRANSACTIONS WITH SELLING SHAREHOLDERS

     On December 22, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd. (the "Investors") pursuant to which we agreed to sell to the Investors an aggregate of 1,000,000 shares of our common stock (the "Shares") at a per share price of $4.75 (the "Purchase Price") for gross proceeds of $4.75 million. The transactions contemplated by the Securities Purchase Agreement closed on December 27, 2006 (the "Closing").

     In connection with the Closing, on December 27, 2006, we also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors, pursuant to which, among other things, we agreed to register the resale of the Shares by the Investors and to keep the registration statement continuously effective until the earlier of the date on which (a) all Shares have been publicly sold by the Investors or (b) the date that all of the Shares may be sold by the Investors without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Effectiveness Period"). The Registration Rights Agreement provides that if (i) we do not file a registration statement on or before January 31, 2007, (ii) a registration statement is not declared effective on or prior to March 27, 2007, which date may be extended to May 1, 2007 in the event that the registration statement is reviewed by the SEC, or (iii) after its effective date, such registration statement ceases to remain continuously effective and available to the holders of the Shares at any time prior to the expiration of the Effectiveness Period for an aggregate of more than 30 consecutive trading days or for more than an aggregate of 60 trading days in any 12-month period (which need not be consecutive), then we must pay each holder of Shares on the date of such event, and for each month thereafter that such event continues, an amount in cash as partial liquidated damages equal to 1% of the aggregate Purchase Price paid by such Investor pursuant to the Securities Purchase Agreement for any Shares then held by such Investor, up to a maximum of 18% of the aggregate Purchase Price paid by such Investor in any 12-month period, unless, as a result of the liquidated damages provision of the Registration Rights Agreement, generally accepted accounting principles of the United States require the Shares to be treated as derivative securities, or as any other financial component other than stockholders equity, in which case, the maximum amount payable under the liquidated damages provisions of the Registration Rights Agreement will not exceed 18% of the aggregate Purchase Price paid by such Investor. Pursuant to the Registration Rights Agreement, we filed the registration statement of which this prospectus is a part with the Securities and Exchange Commission to register for resale the shares of common stock identified in this prospectus and owned by the selling shareholders.


                          DESCRIPTION OF CAPITAL STOCK

     As of January 9, 2007, our authorized capital stock consisted of:

     -    100,000,000  shares  of  common stock, par value $0.001 per share; and

     - 5,000,000 shares of preferred stock, par value $0.01 per share, 1,200,000 of which are designated as Series A Convertible Preferred Stock. We intend to reduce the authorized shares of our Series A Convertible Preferred Stock to zero.

     As of January 9, 2007, there were outstanding:

     - 23,280,563 shares of common stock held by approximately 150 shareholders of record;

     -    options  to  purchase  1,178,127  shares  of  common  stock;

     -    warrants  to  purchase  1,056,830  shares  of  common  stock;  and

     -    no  shares  of  Series  A  Convertible  Preferred  Stock.

COMMON STOCK

     Dividend Rights

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

     Voting  Rights

     Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

     No Preemptive or Similar Rights

     Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     Right to Receive Liquidation Distributions

     Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

SERIES A CONVERTIBLE PREFERRED STOCK

     Dividend Rights

     Subject to preferences that may apply to shares of preferred stock outstanding at the time and ranking senior to the Preferred Shares, the holders of outstanding Preferred Shares are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

     Voting Rights

     Each holder of Preferred Shares is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Each Preferred Share will carry a number of votes equal to the number of shares of common stock issuable as if converted at the date of such vote.

     No Preemptive or Similar Rights

     Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     Right to Receive Liquidation Distributions

     Upon our dissolution, liquidation or winding-up, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock ranking senior to the Series A Convertible Preferred Stock, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our Series A Convertible Preferred Stock prior to any distribution to the holders of our common stock at amounts specified in our articles of incorporation.

     Conversion Rights

     Our articles of incorporation, as amended, provide for the mandatory conversion of Preferred Shares upon our filing of an amendment to our articles of incorporation increasing our authorized number of shares of common stock and effecting a 1 for 50 reverse split of our outstanding common stock. We amended our articles of incorporation to increase our authorized number of shares of common stock and to effectuate a 1 for 50 reverse split of our outstanding common stock on August 1, 2006. As a result, all of our outstanding Preferred Shares automatically converted into shares of our common stock. There are no optional conversion provisions for our Preferred Shares.

AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

     We are authorized, subject to limitations prescribed by Florida law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by the articles of incorporation establishing the series or the Florida Business Corporation Act. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of DigitalFX and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

WARRANTS AND OPTIONS

     At January 9, 2007, there were outstanding warrants exercisable to purchase shares of common stock, as follows:

     - 1,056,766 shares at an exercise price of $0.2617 per share, which will expire on December 31, 2010; and

     - 64 shares at an exercise price of $250.00 per share, which will expire on March 27, 2007.

     At January 9, 2007, there were outstanding options exercisable to purchase shares of common stock, as follows:

     - 351,426 shares at an exercise price of $0.2617 per share, which will expire on December 31, 2015;

     - 4,767 shares at an exercise price of $0.3331 per share, which will expire on January 3, 2016; and

     - 400 shares at an exercise price of $0.50 per share, without expiration.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of our articles of incorporation and Florida law may have the effect of delaying, deferring or discouraging another person from acquiring control of DigitalFX.

     Charter and Bylaw Provisions

     Our articles of incorporation, as amended, allow our board of directors to issue 5,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that our board of directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a change in control. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

     Florida Law

     In addition, Florida has enacted the following legislation that may deter or frustrate takeovers of Florida corporations:

     The Florida Business Corporation Act expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of the Company and its subsidiaries, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of common stock and our then current value in a freely negotiated transaction. Our board of directors believes such provisions are in our long-term best interests and the long-term best interests of our shareholders.

     We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation's disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.

LISTING

     Our common stock is quoted on the OTC Bulletin Board under the trading symbol "DFXN." Prior to our name change, increase in authorized shares, and 1-for-50 reverse stock split, all which took effect as of August 1, 2006, our common stock was quoted on the OTC Bulletin Board under the trading symbol "QRUS."


                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock issued to the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

     The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

     - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

     -    in  the  over-the-counter  market;

     - in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     - through the writing of options, whether such options are listed on an options exchange or otherwise;

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately  negotiated  transactions;

     -    short  sales;

     - broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

     -     a  combination  of  any  such  methods  of  sale;  and

     -     any  other  method  permitted  pursuant  to  applicable  law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. The selling shareholders do not expect these discounts, commissions or concessions to exceed what is customary in the types of transactions involved.

     In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon notice to us in writing by a selling shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

     The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.


                                 LEGAL MATTERS

     Jackson L. Morris, Esq., Tampa, Florida, will pass upon the validity of the common stock offered by this prospectus for us.


                                    EXPERTS

     The consolidated financial statements of Digital FX International, Inc. (formerly known as Qorus.com, Inc.) as of December 31, 2005 and for the years ended December 31, 2005 and 2004, included in this prospectus have been so included in reliance on the report of Weinberg & Company, P.A., independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

                                      INDEX TO FINANCIAL STATEMENTS

                                                                                                   PAGE
                                                                                                   ----
CONSOLIDATED FINANCIAL STATEMENTS OF DIGITALFX INTERNATIONAL, INC. (FORMERLY KNOWN AS
QORUS.COM, INC.)

  Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . .  F-2

  Consolidated Balance Sheets at September 30, 2006, (Unaudited)
  and December 31, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

  Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and
  September 30, 2005, (Unaudited) and for Years Ended December 31, 2005 and December
  31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

  Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December
  31, 2004 and December 31, 2005, and for the Nine Months Ended September 30, 2006, (Unaudited) .  F-5

  Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006
  and September 30, 2005, (Unaudited) and for Years Ended December 31, 2005 and
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

  Notes to Consolidated Financial Statements for the Nine Months Ended September 30,
  2006 and September 30, 2005, (Unaudited) and Years Ended of December 31, 2005 and
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of DigitalFX International, Inc


We have audited the accompanying consolidated balance sheet of DigitalFX International, Inc. (formerly Qorus.com, Inc.) and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DigitalFX International, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.


Weinberg  &  Company,  P.A.


Los Angeles, California
June 15, 2006

      DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS, EXCEPT SHARE DATA)


                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           2006             2005
                                                      --------------   --------------
                      ASSETS                            (Unaudited)
Current assets:
    Cash and cash equivalents                         $        1,779   $         265
    Accounts receivable                                          212              27
    Inventories, net                                             180             154
    Prepaid bandwidth charges, affiliate                          86               -
    Prepaid expenses and other assets                            276              25
    Deferred income taxes, net                                    91               -
                                                      --------------   --------------

                                Total current assets           2,624             471

Property and equipment, net                                      309             238
Deposits, merchant processors                                    521             150
Other assets                                                       -              25
                                                      --------------   --------------

                                        Total assets  $        3,454   $         884
                                                      ==============   ==============

   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                  $          522   $         343
    Accrued expenses                                             751             413
    Accrued commissions                                        1,392             424
    Due to affiliate                                             256              54
    Income taxes payable                                         198               -
    Note payable                                                   -              50
                                                      --------------   --------------

                           Total current liabilities           3,119           1,284
                                                      --------------   --------------

Commitments and Contingencies

Stockholders' equity (deficit):
    Preferred Stock, $0.01 par value,
      5,000,000 shares authorized, no shares
      issued and outstanding                                       -               -
    Common Stock, $0.001 par value,
      100,000,000 shares authorized, 22,115,377
      and 19,631,179 shares issued and
      outstanding, respectively                                   22              20
    Additional Paid In Capital                                 4,925           4,440
    Deferred Compensation                                          -             (57)
    Other comprehensive loss                                     (11)             (1)
    Accumulated deficit                                       (4,601)         (4,802)
                                                      --------------   --------------

                Total stockholders' equity (deficit)             335            (400)
                                                      --------------   --------------
Total liabilities and stockholders' equity (deficit)  $        3,454   $         884
                                                      ==============   ==============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                      Nine months ended September 30,          Years Ended December 31,
                                                   -------------------------------------  ------------------------------------
                                                         2006                2005               2005               2004
                                                      (Unaudited)         (Unaudited)
------------------------------------------------------------------------------------------------------------------------------
Revenues                                           $         16,232   $           2,876   $          5,068   $          2,145
Cost of revenues                                              3,272                 808              1,248                166
                                                   -----------------  ------------------  -----------------  -----------------

Gross profit                                                 12,960               2,068              3,820              1,979

Commission expenses                                           7,582               1,236              2,341                954
Other operating expenses                                      4,328               1,772              2,646              2,640
                                                   -----------------  ------------------  -----------------  -----------------

Operating income (loss)                                       1,050                (940)            (1,167)            (1,615)

Other income (expense):
Expenses relating to exchange transaction                      (635)                  -                  -                  -
Other income (expense), net                                     (46)                (18)               (56)                 6
                                                   -----------------  ------------------  -----------------  -----------------

Other income (expense)                                         (681)                (18)               (56)                 6
                                                   -----------------  ------------------  -----------------  -----------------

Income (Loss) before provision for  income taxes                369                (958)            (1,223)            (1,609)

Provision for Income taxes                                      168                   -                  -                  -
                                                   -----------------  ------------------  -----------------  -----------------

Net Income (Loss)                                  $            201   $            (958)  $         (1,223)  $         (1,609)
                                                   =================  ==================  =================  =================

Net Income (Loss) per share:
    Basic                                          $           0.01   $           (0.05)  $           (.07)  $           (.13)
                                                   =================  ==================  =================  =================

    Fully diluted                                  $           0.01   $           (0.05)  $           (.07)  $           (.13)
                                                   =================  ==================  =================  =================

Weighted average shares outstanding:
    Basic                                                20,597,256          19,917,435         17,523,308         12,838,089
                                                   =================  ==================  =================  =================

    Fully diluted                                        23,141,961          19,917,435         17,523,308         12,838,089
                                                   =================  ==================  =================  =================

                 See Notes to Consolidated Financial Statements

                            DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                (IN THOUSANDS, EXCEPT SHARE DATA)

---------------------------------------------------------------------------------------------------------------------------------
                                                                           Addit-                   Other
                                                                            ional     Deferred      Comp-      Accum-
                                                       Common     Stock    Paid-In     Compe-     rehensive    ulated
                                                       Shares    Amount    Capital    nsation       Loss       Deficit    Total
---------------------------------------------------------------------------------------------------------------------------------
Opening balance, January 1, 2004                     10,546,997  $    10  $  2,032   $       -   $        -   $ (1,970)  $   162

  Issuance of common stock                            4,582,184        5     1,185           -            -          -     1,190

  Net income for the year ended December 31, 2004             -        -         -           -            -     (1,609)   (1,609)
                                                     ----------------------------------------------------------------------------

ENDING BALANCE, DECEMBER 31,  2004                   15,129,181       15     3,307           -            -     (3,579)     (257)

  Issuance of  common stock                           4,788,254        5       997           -            -          -     1,002

  Distributions                                               -        -       (43)          -            -          -       (43)

  Issuance of warrants                                        -        -       179         (57)           -          -       122

  Amortization of fair value of options                       -        -        13           -            -          -        13

  Foreign  currency  translation                              -        -         -           -           (1)         -        (1)

  Net income for the year ended December 31,  2005            -        -         -           -            -     (1,223)   (1,223)
                                                     ----------------------------------------------------------------------------

ENDING BALANCE, DECEMBER 31, 2005                    19,631,179       20     4,440         (57)          (1)    (4,802)     (400)

  Reclass of deferred compensation                            -        -       (57)         57            -          -         -

  Issuance of common stock                            1,519,780        1       624           -            -          -       625

  Distributions                                               -        -      (265)          -            -          -      (265)

  Amortization of fair value of warrants                      -        -       129           -            -          -       129

  Amortization of fair value of options                       -        -        55           -            -          -        55

  Effect of merger transaction                          964,418        1        (1)          -            -          -         -

  Foreign currency translation                                -        -         -           -          (10)         -       (10)

  Net income for the nine months ended
  September 30, 2006                                          -        -         -           -            -        201       201
                                                     ----------------------------------------------------------------------------

ENDING BALANCE, SEPTEMBER 30, 2006  (UNAUDITED)      22,115,377  $    22  $  4,925   $       -   $      (11)  $ (4,601)  $   335
                                                     ============================================================================

                 See Notes to Consolidated Financial Statements

                            DIGITALFX INTERNATIONAL, INC. (FORMERLY QORUS.COM, INC.) AND SUBSIDIARIES

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                         (IN THOUSANDS)

                                                    Nine months ended September 30              Years ended December 31
                                              ----------------------------------------  ----------------------------------------
                                                     2006                 2005                 2005                 2004
                                              -------------------  -------------------  -------------------  -------------------
                                                  (Unaudited)          (Unaudited)
Operating activities:
  Net income (loss)                           $              201   $             (958)  $           (1,223)  $           (1,609)
    Adjustment to reconcile net income
    (loss) to net cash provided by (used in)
    operating activities:
      Depreciation and amortization                           97                   54                   78                   23
      Foreign currency translation                           (10)                 (80)                  (1)                   -
      Equity based compensation expense                      184                    -                  122                    -
      Deferred income taxes                                  (91)                   -                    -                    -
  Changes in assets and liabilities:
      Accounts receivable                                   (185)                  (7)                 (24)                  (1)
      Inventory                                              (26)                 (56)                (138)                  (6)
      Other assets                                          (683)                 (95)                  (7)                 (30)
      Accounts payable and accrued expenses                1,681                  270                  817                  189
      Due to affiliate                                       203                  (66)                 (56)                 109
                                              -------------------  -------------------  -------------------  -------------------

  Net cash provided by
  (used in) operating activities                           1,371                 (938)                (432)              (1,325)
                                              -------------------  -------------------  -------------------  -------------------

Investing activities:
  Purchases of property and equipment                       (167)                 (23)                (279)                 (19)
                                              -------------------  -------------------  -------------------  -------------------

        Net cash used in investing activities               (167)                 (23)                (279)                 (19)
                                              -------------------  -------------------  -------------------  -------------------

Financing activities:
  Net proceeds from sale of equity                           625                  989                1,002                1,190
  Principal payments on note payable                         (50)                   -                    -                    -
  Distributions                                             (265)                   -                  (43)                   -
                                              -------------------  -------------------  -------------------  -------------------

      Net cash provided by
      financing activities                                   310                  989                  959                1,190
                                              -------------------  -------------------  -------------------  -------------------

Change in cash and cash equivalents                        1,514                   28                  248                 (154)
Cash and cash equivalents, beginning of
period                                                       265                   17                   17                  171
                                              -------------------  -------------------  -------------------  -------------------

Cash and cash equivalents, end of period      $            1,779   $               45                  265   $               17
                                              ===================  ===================  ===================  ===================

Supplemental cash flow information:
  Cash paid for interest                      $               11   $                -                    4   $                2
  Cash paid for income taxes                  $                -   $                -                    -   $                -

                 See Notes to Consolidated Financial Statements

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA

NOTE 1. THE COMPANY AND BASIS OF PRESENTATION

COMPANY

     DigitalFX International, Inc. (the "Company"), a Florida C corporation, is a holding company, containing a web-based social networking company that hosts and markets a streaming video portal: helloWorld.com. The portal utilizes a commercial-free, subscription-based Application Service Provider (ASP) model, providing subscribers with a wide spectrum of streaming video content as well as an integrated suite of consumer-oriented streaming media applications, including video email, video chat and live web-casting. The Company sells subscriptions to its portal through a unique multi-tiered affiliate program using non-related independent distributors, known as "Affiliates." The Company also markets subscriptions directly to "Retail Customers" who purchase them for their personal use. In addition to offering portal subscriptions, the Company sells select products to these Affiliates to assist them in building their businesses and selling subscriptions.

     The consolidated financial statements include the accounts of the Company, VMdirect, L.L.C. ("VMdirect") and its wholly-owned U.K. subsidiary, and the Company's wholly-owned Nevada subsidiaries. Inter-company transactions and balances have been eliminated.

     The interim consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at September 30, 2006, the results of operations for the nine months ended September 30, 2006 and 2005 and the fiscal years ended December 31, 2005 and 2004, and the cash flows for the nine months ended September 30, 2006 and 2005 and the fiscal years ended December 31, 2005 and 2004. The Company's audited financial statements as of and for the years ended December 31, 2005 and 2004 are included in its 8-K filed with the Securities and Exchange Commission on June 19, 2006.

MERGER AND STOCK SPLIT

     On June 15, 2006, Qorus.com, Inc., an inactive Florida corporation ("Qorus") with no current operations, issued to the Company's members 1,014,589 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus (the "Preferred Stock"), which were converted into 1,057,547,456 shares of Qorus's common stock ("Conversion Shares"). The number of shares of Preferred Stock issued to the Members and the number of Conversion Shares gives effect to the issuance of 289,292 membership units by VMdirect for an aggregate purchase price of $625,000, a transaction that was completed immediately prior to the Closing. The transaction has been accounted for as a reverse merger (recapitalization) with the Company deemed the accounting acquirer, and Qorus the legal acquirer. As such, the financial statements herein reflect the historical activity of Qorus since its inception, and the historical stockholders' equity of Qorus has been retroactively restated for the equivalent number of shares received in the exchange after giving effect to any differences in the par value offset to additional paid in capital. Subsequent to the consummation of this transaction, Qorus changed its name to DigitalFX International, Inc.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


     On August 1, 2006, the Company affected a 1 for 50 reverse stock split. The effect of this stock split was reflected in the financial statements retroactively as if the stock split occurred at the beginning of the earliest period reported.

NOTE 2. ACCOUNTING POLICIES

USE OF ESTIMATES AND ASSUMPTIONS

     The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Examples of significant estimates used in preparing the accompanying financial statements include, but are not limited to: the carrying value of long-lived assets; useful lives of property and equipment; revenue recognition; and the valuation allowances for receivables, inventories and sales returns, and the value of stock options issued for the purpose of determining stock-based compensation. Actual results and outcomes may materially differ from management's estimates and assumptions.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with remaining maturities of three months or less when acquired to be cash equivalents. The
Company holds its cash in what it believes to be credit-worthy financial institutions.

     At September 30, 2006 (unaudited) and December 31, 2005, the Company had $521 and $150, respectively, of funds held by banks as reserves against any possible charge backs and returns on credit card transactions related to customer disputes that are not offset against the Company's daily sales deposit activity. These amounts are reflected as Deposit, Merchant Processors on the Company's balance sheet.

INVENTORIES

     Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. As of September 30, 2006 and December 31, 2005, inventories consisted of finished goods. The Company periodically reviews the on hand inventory for obsolete finished goods.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets or terms of the related lease agreements. Computers and equipment and purchased software are depreciated over three years. Depreciation of the assets is based on the in-service date, and maintenance and repairs are charged to expense as incurred.

REVENUES

     Revenue is generated through the sale of video mail subscriptions to both Affiliate and retail customers, event registrations and selling aids to Affiliates reduced by sales returns to arrive at net sales.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

These sales are, in part, on a continuity basis, in which these customers agree to accept monthly charges for recurring services. Revenue related to individual orders of products by customers is recognized upon shipment, while revenues for services are recognized as the underlying services are provisioned. Deferred revenue consists primarily of advanced payments for Company products or services not yet shipped or performed. Fulfillment of product orders is handled both internally and through third-parties, and in all cases the Company has title to the goods prior to shipment. In addition, consigned inventory, held at third-party distribution facilities, is recorded in revenue upon the sale and shipment to the Company's customers.

SHIPPING AND HANDLING FEES

     Shipping and handling costs billed to customers are included in sales and the related costs are included in cost of goods sold. Shipping and handling costs are charged to expense as incurred. Total shipping and handling costs of $251, $63, $98 and $86 are included in cost of goods sold for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004, respectively.

PRODUCT RETURNS

     Products returned within the first 30 days of purchase will be refunded at 90 percent of the sales price to first-time purchasers. This 30 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable. Product returns are tracked for a potential reserve founded on historical experience.

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. Through December 31, 2005, the Company accounted for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options was measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

     As the exercise price of stock options and warrants issued to employees was not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method, there was no related compensation expense recorded in the Company's 2005 consolidated financial statements. The fair value of stock options and warrants issued to officers, directors and employees at not less than fair market value of the Company's common stock on the date of grant was estimated using the Black-Scholes option-pricing model, and the

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

effect on the Company's results of operations was required to be disclosed as if such stock options and warrants had been accounted for pursuant to SFAS No. 123.

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows". Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards.

     Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

     The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date (see Note 6, Common stock options and warrants).

     The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

     Pro forma information regarding net income (loss) per share is required by SFAS No. 123 as if the Company had accounted for its employee stock options and warrants under the fair value method of such statement. However, during the nine months ended September 30, 2005 and the year ended December 31,2004, the Company did not issue or have outstanding any unvested stock options or warrants to officers, directors and employees that vested during such periods. Accordingly, no pro forma financial disclosure has been presented for these periods.

EARNINGS (LOSS) PER SHARE

     Statement of Financial Accounting Standards No. 128, "Earnings per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Weighted average number of shares outstanding have been retroactively restated for the equivalent number of shares received by the accounting acquirer as a result of the Exchange transaction as if these shares had been outstanding as of the beginning of the earliest period presented. The 964,418 shares issued to the legal

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

acquirer are in included in the weighted average share calculation from June 15, 2006, the date of the exchange agreement.

     Diluted earnings per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. In computing diluted earnings per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. These potentially dilutive securities were included in the calculation of diluted earnings per share for the nine months ended September 30, 2006, but were not included in the calculation of loss for the nine months ended September 30, 2005 and the years ended December 31, 2005 and 2004, because the Company incurred a loss during such periods and thus their effect would be anti-dilutive, and basic and diluted loss per share are the same.

     At September 30, 2006 and December 31, 2005, potentially dilutive securities consisted of outstanding common stock purchase warrants and stock options to acquire an aggregate of 2,844 and 2,370, respectively.

MEMBER INCENTIVES

     The Company's commission structure is based on a multi-level membership force. Commissions are recorded for sales, including commissions based on bonus points assigned to products which are independent of the product's price. Commissions totaled $7,582, $1,236, $2,341 and $954 for the nine months ended September 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, respectively, and are included in the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, accrued commissions and due to affiliate approximate fair value due to the short maturity of these financial instruments. The carrying value of debt obligation approximates fair value as the obligation was negotiated at market rates.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

INCOME TAXES

     VMdirect had 11 individual members until June 15, 2006. After the exchange transaction, DigitalFX became the sole member of VMdirect. Federal income tax obligations for the period through and including June 15, 2006 were passed through to the previous members of VMdirect, and the Company recorded no provision for such taxes. The Company has agreed with the previous members of VMdirect that the Company will not make any distributions to pay tax liabilities, if any, on income earned prior to June 15, 2006. Consequently, the taxes on the income of VMdirect through June 15, 2006 are payable individually by each member.

     The Company accounts for income taxes and related accounts under the liability method. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to be in effect during the year in which the basis differences reverse.

     The Company's provision for income taxes at September 30, 2006 was based on income for the period from June 16, 2006 to September 30, 2006 as adjusted for timing differences outstanding at the date that DigitalFX became the sole member of VMdirect. The Company's income tax provision was computed based on the federal statutory rate, net of the related federal benefit.

TRANSLATION OF FOREIGN CURRENCIES

     The foreign subsidiaries' asset and liability accounts are translated for consolidated financial reporting purposes into U.S. dollar amounts at period end exchange rates. Revenue and expense accounts are translated at the average rates during the period.

GEOGRAPHIC INFORMATION

     Sales in the United States and Canada for the nine months ended September 30, 2006 and 2005 accounted for 88% and 86% of our revenue, respectively. International sales in the United Kingdom, Mexico, Australia and New Zealand accounted for the remaining 12% in the nine months ended September 30, 2006. International sales in the United Kingdom represented the remaining 14% for the nine months ended September 30, 2005.

     Sales in the United States and Canada accounted for 100% of our revenue in fiscal 2004 and 88% in fiscal 2005. International sales in the United Kingdom and Mexico accounted for the remaining revenue in fiscal 2005.

COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, "Reporting Comprehensive Income," established rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's foreign currency translation adjustments to be reported as a separate component (comprehensive income/loss) of stockholders' equity. The components of comprehensive income
(loss)  are  as  follows:

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                       Nine months ended            Years ended December 31,
                                         September 30,
                                    2006             2005             2005             2004
                                 (Unaudited)      (Unaudited)
                               ------------------------------------------------------------------
Net Income (Loss)              $          201   $         (958)  $       (1,223)  $       (1,609)
Foreign Currency Translation              (10)             (80)              (1)               -
                               ------------------------------------------------------------------
Comprehensive  Income (Loss)   $          191   $       (1,038)  $       (1,224)  $       (1,609)

RECENT ACCOUNTING PRONOUNCEMENTS

     In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157), which establishes a formal framework for measuring fair value under GAAP. SFAS No. 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123 (R), "Share Based Payment" and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

     In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions that has an effect on a company's financial statements accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes", as a result of positions taken or expected to be taken in a company's tax return. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the potential effect that the adoption of FIN 48 will have on the Company's financial statement presentation and disclosures.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 3. PROPERTY AND EQUIPMENT

     Property  and  equipment  consists  of  the  following  (in  thousands):

                                   SEPTEMBER 30,    DECEMBER 31,
                                       2006             2005
                                   (UNAUDITED)
                                  ---------------  --------------
Furniture and fixtures            $           16   $           9
Computers and equipment                      295             135
Purchased software                           216             216
                                  ---------------  --------------

                                             527             360
                                  ---------------  --------------
  Less: accumulated depreciation            (218)           (122)
                                  ---------------  --------------
                                  $          309   $         238
                                  ---------------  --------------

     Depreciation expense for the nine months ended September 30, 2006 and 2005 (unaudited) and the years ended December 31, 2006 and 2005 was $97, $54, $78 and $23, respectively.

NOTE 4.NOTE PAYABLE

     The Company had an unsecured note payable outstanding to a third party in the principal amount of $50 at December 31, 2005. The note bore interest at 5% per annum and was due on demand or no later than December 31, 2006. All outstanding principal and interest on the note was repaid during the second quarter of 2006. Accrued interest outstanding on the note amounted to $8 as of December 31, 2005.

NOTE 5. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases two adjacent facilities under non-cancelable operating leases that expire within the next year. Minimum lease payments under these non-cancelable operating leases for the periods ending September 30, 2006 and December 31, 2005 are as follows (in thousands):

                       SEPTEMBER 30,   DECEMBER 31,
                      ---------------  -------------
                           2006            2005
                      ---------------  -------------
                        (UNAUDITED)
     2006             $            32  $         109
     2007                          11             11
                      ---------------  -------------

     Total            $            44  $         120
                      ===============  =============

     Rent expense for the nine months ended September 30, 2006 and 2005 (unaudited) and the fiscal years ended December 31, 2005 and 2004 was $67, $58, $80 and $72, respectively.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Except as is described below, we are not currently party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

     On August 4, 2005, VMdirect filed a lawsuit in the District Court of Clark County, Nevada, against a former employee alleging a number of complaints including fraud, breach of oral contract, intentional interference, and negligent interference, and seeking compensatory and punitive damages in amounts to be proved at trial, rescission of the oral contract relating to the defendant's equity interest in VMdirect, injunctive relief, punitive damages, attorneys' fees, disgorgement of ill gotten profits, revenues and gain, and restitution. VMdirect hired the defendant in May 2001 as a project manager in reliance upon the defendant's representations regarding his skill in handling the job duties. In May 2002, VMdirect agreed to provide the defendant with a small portion of the equity interest in VMdirect, which was expressly conditioned upon the defendant working full time and in good faith for no less than 3 years after May 2002. VMdirect terminated defendant's employment on August 10, 2004 due to his continuous lack of diligence and unsatisfactory job performance as well as his creation of a hostile and adversarial work environment.

     On August 5, 2005, VMdirect was served with a lawsuit filed in the District Court of Clark County, Nevada, which counterclaim was amended on March 27, 2006, by this same former employee for alleged breach of employment contract and wrongful termination, and seeking general damages in excess of $10,000, special damages for lost wages and converted monies in the amount of $270,000, special damages for the equity interest in VMdirect in an amount to be determined, punitive or treble damages as allowed by law, attorneys' fees and the dissolution of VMdirect. This former employee alleges that the grant of the equity interest in VMdirect had no conditions, and that VMdirect has engaged in a campaign to defame said former employee.

     A petition to consolidate these cases was filed on September 20, 2005 and is currently pending before the courts. On May 5, 2006, our legal counsel representing us in this matter filed a motion to dismiss the defendant's amended counterclaim, which motion was denied on September 21, 2006. Our legal counsel representing us in this matter subsequently filed an answer to the defendant's amended counterclaim on July 18, 2006, denying all liability. Our management believes there exists no basis for the former employee's claims and intends to pursue VMdirect's claims, and defend the former employee's claims, vigorously. In the event our management's assessment of the case is incorrect, or the former employee actually obtains a favorable judgment for the claimed damages, we believe that the economic impact on us would be insignificant and would not materially affect our operations.

NOTE 6. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

     The Company has occasionally granted options for the purchase of stock to officers and employees although no formal stock option plan was in existence as of December 31, 2005. Options granted typically vest over four years, with 25% of the options vesting after 12 months and 75% vesting monthly over the remaining three years.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

     The following is a summary of option activity for the nine months ended September 30, 2006 (unaudited) and year ended December 31, 2005 (in thousands, except per share data):

                                                  2006                                2005
                                  ------------------------------------  -----------------------------------
                                      Number of      Weighted Average      Number of      Weighted Average
                                       Options        Exercise Price        Options        Exercise Price
--------------------------------- -----------------  -----------------  ----------------  -----------------
Outstanding at beginning of year               818   $            0.26                 -  $               -
Granted                                        560                5.47               818                .26
Exercised                                        -                   -                 -                  -
Cancelled                                      (86)               0.31                 -                  -
                                  -----------------  -----------------  ----------------  -----------------

Outstanding at end of period                 1,292   $            2.51               818  $             .26
                                  =================  =================  ================  =================

Exercisable at end of period                   156   $            0.26               156  $             .26
                                  =================  =================  ================  =================

     The Company recognized compensation expense from stock options of $55 and $0 during the nine months ended September 30, 2006 and 2005 (unaudited) and had estimated future compensation expense from these stock options of $1,601 at September 30, 2006 (unaudited) which will be recognized in future financial statements.

     The following table summarizes information about stock options outstanding at September 30, 2006 (unaudited) and December 31, 2005 (in thousands, except per share data):

                             2006                                                        2005
-----------------------------------------------------------   ------------------------------------------------------------
   Options Outstanding              Options Exercisable          Options Outstanding             Options Exercisable
-----------------------------  -----------------------------  -----------------------------  -----------------------------
                  Weighted                       Weighted                       Weighted                       Weighted
                  Average                        Average                        Average                        Average
                  Exercise                       Exercise                       Exercise                       Exercise
  Number           Price           Number         Price           Number         Price           Number         Price
-------------  --------------  -------------  --------------  -------------  --------------  -------------  --------------
1,292          $         2.51            156  $         0.26            818  $          .26            156  $         0.26
-------------  --------------  -------------  --------------  -------------  --------------  -------------  --------------

The intrinsic value of the options exercisable at September 30, 2006 was $1,519.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

WARRANTS

     The Company has granted warrants to purchase common stock in connection with professional services performed by various consultants. The following is a summary of stock purchase warrant activity for the nine months ended September 30, 2006 (unaudited) and year ended December 31 (in thousands, except per share data):

                                                  2006                                 2005
                                  ----------------------------------   -----------------------------------
                                     Number of      Weighted Average      Number of      Weighted Average
                                      Warrants       Exercise Price        Warrants       Exercise Price
                                  Weighted Average  Weighted Average   Weighted Average  Weighted Average
                                  ----------------  -----------------  ----------------  -----------------
Outstanding at beginning of year             1,552  $            0.26                 -  $               -
Granted                                          -                  -             1,552               0.26
Exercised                                        -                  -                 -                  -
Cancelled                                        -                  -                 -                  -
                                  ----------------  -----------------  ----------------  -----------------

Outstanding at end of period                 1,552  $            0.26             1,552  $            0.26
                                  ================  =================  ================  =================

Exercisable at end of period                 1,088  $            0.26             1,063  $            0.26
                                  ================  =================  ================  =================


     The estimated fair value of such warrants issued by the Company during the year ended December 31, 2005 was $122, of which $129 and $78 was recognized as expense during the nine months ended September 30, 2006 (unaudited) and the year ended December 31, 2005, respectively.

     The fair value of options and warrants were estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the periods indicated:

Dividend yield                    --
Risk-free interest rate         4.50%
Expected volatility            50.00%
Expected life of options  4- 6 years

NOTE 7. RELATED PARTIES

     On January 1, 2003, the Company entered into a Software Services Agreement with RazorStream, LLC, an affiliate of the Company through common members, pursuant to which RazorStream supervised the Company's development of various software applications and other software technologies. Under the agreement, RazorStream was entitled to own certain software technology arising from the development (the "Core Technology"), while the Company owned its pre-existing technology, certain software applications created during the development and other software applications or technology developed outside the scope of the Agreement.

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

     In connection with the Software Services Agreement, the parties entered into a Technology License Agreement pursuant to which RazorStream granted the Company a non-exclusive, royalty-free, worldwide perpetual license to use and otherwise exploit the Core Technology, including in source code format.

     On May 1, 2005, each of the Software Services Agreement and Technology License Agreement were terminated by mutual agreement of the parties and superseded by the License, Hosting and Services Agreement (the "License Agreement"), entered into to be effective as of May 1, 2005, to which the Company and RazorStream continue to be parties. The Hosting and Services Agreement provides for a term through December 31, 2006, and continues thereafter unless terminated by either party upon sixty days prior written notice. We are involved in negotiations with RazorStream to extend the agreement for an additional term to be mutually agreed upon by the parties. We are also involved in negotiations with RazorStream to enter into licensing agreements for each of DigitalFX Networks, LLC and DigitalFX Solutions, LLC, our wholly-owned subsidiaries. Under the License Agreement, RazorStream (a) will charge the Company $5 per new subscriber account exceeding 20,000 accounts (purchasable in 20,000 account increments); (b) is entitled to (1) ten percent (10%) of the Company's total gross revenue from all active subscriber accounts billed at $25.00 or more per month total gross subscription, with a minimum amount of $3 per each such subscriber account per month, (2) terms to be mutually agreed upon by the parties for all subscriber accounts billed at less than $25.00 per month, and (3) terms to be mutually agreed upon by the parties for all advertising-based "free" subscriber accounts, provided, however that such terms will provide for a minimum amount of $0.25 per each such subscriber account per month; and (c) is entitled to a minimum guarantee of $50,000 per month, commencing April 1, 2006, that is non-refundable but that will be credited against the above fees.

     In connection with the services discussed above, the Company incurred expenses of $895, $146, $244 and $120 during the nine months ended September 30, 2006 and 2005, and the fiscal years ended December 31, 2005 and 2004, respectively. Due to affiliates of $256 and $54 as of September 30, 2006 (unaudited) and December 31, 2005, respectively, represent amounts due to RazorStream. These amounts are unsecured, non-interest bearing which and are due for services rendered as discussed above.

NOTE 8. INCOME TAXES

     The Company's provision for income taxes at September 30, 2006 was based on income for the period from June 16, 2006 to September 30, 2006 as adjusted for timing differences outstanding at the date that DigitalFX became the sole member of VMdirect. The Company's income tax provision was computed based on the federal statutory rate, net of the related federal benefit for this period.

     The provision for income taxes consists of the following for the nine months ended September 30, 2006 (in thousands):

                                              NINE MONTHS ENDED SEPTEMBER
                                                       30, 2006
                                             -----------------------------
          Current tax provision-  federal    $                        198
          Deferred tax provision- federal                             (91)
                                             -----------------------------
            Income tax provision -  federal                           107
                                             -----------------------------

          Income tax provision- foreign                                61
                                             -----------------------------
            Income tax provision             $                        168
                                             -----------------------------

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

     A reconciliation of the statutory federal income tax rate to the effective tax rate is as follows for the three and nine months ended September 30, 2006:

                                                 NINE MONTHS ENDED SEPTEMBER
                                                          30, 2006
                                                -----------------------------
     Income before income tax provision         $                        369
     Expected tax (federal statutory rate 34%)                           125
     Foreign tax provision                                                61
     Timing differences                                                  (18)
                                                -----------------------------

       Income tax provision                     $                        168
                                                -----------------------------

     The tax effects of the temporary differences that give rise to significant portions of the net deferred tax asset at September 30, 2006 and December 31, 2005 are as follows (in thousands):

                                    SEPTEMBER 30, 2006   DECEMBER 31, 2005
                                    -------------------  ------------------
     Accrued bonuses                $                35  $                -
     Depreciation and amortization                   22                   -
     Allowance for sales returns                     19                   -
     Inventory reserve                                8                   -
     Accrued vacation                                 7                   -
                                    -------------------  ------------------
                                    $                91  $                -
                                    -------------------  ------------------

     The Company did not record any valuation allowance against deferred tax assets at September 30, 2006. Management has determined, based on the Company's history and expectations for the future, that operating income of the Company will more likely than not be sufficient to fully recognize these deferred tax assets.

     The Company's provision for income taxes at September 30, 2006 was based on income for the period from June 16, 2006 to September 30, 2006 as adjusted for timing differences outstanding at the date that DigitalFX became the sole member of VMdirect. The Company's income tax provision was computed based on the federal statutory rate, net of the related federal benefit. The pro forma net income taxes and proforma net income below reflect the effect as if the Company had been taxed in accordance with Subchapter C of the Internal Revenue Code (a "C" Corporation) for the nine months ended September 30, 2006.

                              NINE MONTHS ENDED
                             SEPTEMBER 30, 2006
                             -------------------
     Income taxes:
       As reported           $               168
       Proforma              $               200

     Net income
       As reported           $               201
       Proforma              $               169
       Net income per share  $               .01

      DIGITAL FX INTERNATIONAL, INC. (FORMERLY QORUS.COM) AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 9. SUBSEQUENT EVENTS

     On December 22, 2006, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd. (the "Investors") pursuant to which the Company agreed to sell to the Investors an aggregate of 1,000,000 shares of its common stock (the "Shares") at a per share price of $4.75 (the "Purchase Price") for gross proceeds of $4.75 million. The transactions contemplated by the Securities Purchase Agreement closed on December 27, 2006 (the "Closing").

     In connection with the Closing, on December 27, 2006, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors, pursuant to which, among other things, the Company agreed to register the resale of the Shares by the Investors and to keep the registration statement effective until the earlier of the date on which all Shares have been sold by the Investors and the date that all of the Shares may be sold by the Investors pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Effectiveness Period"). The Registration Rights Agreement provides that if (i) the Company does not file a registration statement on or before January 31, 2007, (ii) a registration statement is not declared effective on or prior to March 27, 2007, which date may be extended to May 1, 2007 in the event that the registration statement is reviewed by the Securities and Exchange Commission, or (iii) after its effective date, such registration statement ceases to remain continuously effective and available to the holders of the Shares at any time prior to the expiration of the Effectiveness Period for an aggregate of more than 30 consecutive trading days or for more than an aggregate of 60 trading days in any 12-month period (which need not be consecutive), then the Company must pay each holder of Shares on the date of such event, and for each month thereafter that such event continues, an amount in cash as partial liquidated damages equal to 1% of the aggregate Purchase Price paid by such Investor pursuant to the Securities Purchase Agreement for any Shares then held by such Investor, up to a maximum of 18% of the aggregate Purchase Price paid by such Investor in any 12-month period, unless, as a result of the liquidated damages provision of the Registration Rights Agreement, generally accepted accounting principles of the United States require the Shares to be treated as derivative securities, or as any other financial component other than stockholders equity, in which case, the maximum amount payable under the liquidated damages provisions of the Registration Rights Agreement will not exceed 18% of the aggregate Purchase Price paid by such Investor.

     Also in connection with the Closing, each of Craig Ellins, our Chairman, Chief Executive Officer and President, Lorne Walker, our Chief Financial Officer and Secretary, Amy Black, the President of VMdirect, L.L.C., VM Investors, LLC, the Company's majority shareholder, and Richard Kall, one of the managers of VM Investors, LLC entered into a Lock-Up Letter Agreement (the "Lock-Up Letter Agreement") pursuant to which such parties agreed not to offer, sell, pledge or otherwise dispose of any shares of common stock owned or subsequently acquired by such parties for a period ending 180 days after the Closing, without the prior written consent of Kingdon Capital Management, LLC. Kingdon Capital Management, LLC is the investment advisor of each of Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd.

     Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC acted as the placement agents ("Placement Agents") in connection with the transactions consummated under the Securities Purchase Agreement. For their services as the Placement Agents, the Company paid the Placement Agents an aggregate commission equal to 7% of the gross proceeds from the sale of the Shares or $332,500. The Company also paid Roth Capital Partners, LLC an advisory fee of $16,625. In addition, the Company reimbursed the Placement Agents for their out-of-pocket expenses incurred in connection with the transactions contemplated under the Securities Purchase Agreement, including the actual and reasonable fees and disbursements of the Placement Agents' legal counsel, in the aggregate amount of approximately $50,086.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Florida Business Corporation Act and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities.

     In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

     The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

     Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

     We do not have any indemnification agreements with any of our directors or executive officers.

     A shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                         AMOUNT
                                                       ----------
Registration fee - Securities and Exchange Commission  $   508.25
Legal fees and expenses . . . . . . . . . . . . . . .    5,000.00
Accounting fees and expenses. . . . . . . . . . . . .    5,000.00
                                                       ----------
  Total . . . . . . . . . . . . . . . . . . . . . . .  $10,508.25

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

DIGITALFX

     Effective June 22, 2004, Thurston Interests, LLC and the other shareholders sold 177,122 previously issued shares of our common stock to KRM Fund, for a purchase price of $340,000, or approximately $1.9196 per share. We also issued KRM Fund 20,000 shares of our common stock for a total purchase price of $50,000, or $2.50 per share, which shares have piggy back registration rights. KRM Fund also converted a promissory note in the principal amount of $1,228,870, which it acquired from Thurston for $10,000, into 491,548 shares of the Company's common stock. KRM Fund also converted a promissory note in the amount of $27,500, which it acquired from a third party, into 11,000 shares of our common stock. Thurston also converted a promissory note in the principal amount of $60,000 into 24,000 shares of our common stock. Each of KRM Fund and Thurston was an accredited investor at the time of these issuances.

     On July 23, 2004, we issued: (i) 40,000 restricted shares of our common stock to Kevin R. Keating, then our sole director and officer, for services rendered as our sole director and officer, valued at $50,000, the fair value on the date of issuance, and (ii) 10,000 restricted shares of our common stock to Garisch Financial, Inc., an outside consultant, for consulting services to rendered to us while we were a public shell and assisting with due diligence, structuring and negotiating acquisition transactions, valued at $12,500, the fair value on the date of issuance. On April 4, 2005, we issued 13,000 restricted shares of our common stock to Garisch Financial, Inc. for consulting services rendered to us while we were a public shell and assisting with due diligence, structuring and negotiating acquisition transactions, valued at $16,250, the fair value on the date of issuance. The foregoing shares issued as compensation for services rendered have piggyback registration rights. Each of Kevin R. Keating and Garisch Financial, Inc. was an accredited investor at the time of the issuances.

     On May 23, 2006, we entered into an Exchange Agreement with VMdirect, the members of VMdirect holding a majority of its membership interests, and KRM Fund. The closing of the transactions contemplated by the Exchange Agreement occurred on June 15, 2006. At the closing, we acquired all of the outstanding Interests from the VMdirect Members, and the VMdirect Members contributed all of their Interests to us. In exchange, we issued to the VMdirect Members 1,014,589 shares of our Series A Convertible Preferred Stock, par value $0.01 per share which, as a result of the approval by a substantial majority of our outstanding shareholders entitled to vote and the approval by our board of directors on June 22, 2006, of amendments to our articles of incorporation that (i) changed our name to DigitalFX International, Inc., (ii) increased our authorized number of shares of common stock to 100,000,000, and (iii) adopted a 1-for-50 reverse stock split, on August 1, 2006 converted into approximately 21,150,959 shares of our common stock. We also assumed options currently exercisable to purchase 962,499 shares of our common stock and warrants currently exercisable to purchase 1,552,495 shares of our common stock. Each of the VMdirect Members was an accredited investor at the time of the issuance. Each warrant holder was an accredited investor at the time of our assumption of the warrant. Each option holder was an employee of VMdirect with access to the managers and officers of VMdirect and such information as was necessary to make an informed investment decision.

     As a result of the closing of the transactions contemplated by the Exchange Agreement, the VMdirect Members hold approximately 95.8% of the outstanding shares of our common stock, and our shareholders existing immediately prior to the closing hold approximately 923,497 shares of our common stock, representing approximately 4.2% of our outstanding shares of common stock.

     On December 22, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Ltd., three accredited investors (the "Investors"), pursuant to which we agreed to sell to the Investors an aggregate of 1,000,000 shares of our common stock (the "Shares") at a per share price of $4.75 for gross proceeds of $4.75 million. The transactions contemplated by the Securities Purchase Agreement closed on December 27, 2006. Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC acted as the placement agents ("Placement Agents") in connection with the transactions consummated under the Securities Purchase Agreement. For their services as the Placement Agents, we paid the Placement Agents an aggregate commission equal to 7% of the gross proceeds from the sale of the Shares or $332,500. We also paid Roth Capital Partners, LLC an advisory fee of $16,625. In addition, we reimbursed the Placement Agents for their out-of-pocket expenses incurred in connection with the transactions contemplated under the Securities Purchase Agreement, including the actual and reasonable fees and disbursements of the Placement Agents' legal counsel, in the aggregate amount of approximately $50,086.

     In connection with the above stock issuances, except as otherwise disclosed we did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act of 1933, as amended (the "Securities Act"). Each of the purchasers fell into one or more of the categories that follow: one of our existing shareholders, one of our creditors, one of our current or former officers or directors, one of our employees, one of our service providers, or an accredited investor with whom we or one of our affiliates had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, we relied upon the exemption from registration contained in Section 4(2) of the Securities Act.

VMDIRECT

     From January 1, 2003 through December 31, 2005, VMdirect sold approximately 2.9% of its membership units to accredited investors. In making the sales without registration under the Securities Act, VMdirect relied upon the exemption from registration contained in Sections 4(2) of the Securities Act.

     On December 31, 2005, VMdirect issued to 11 consultants and other advisors warrants to purchase, in the aggregate, 369,413 units representing membership interests, in consideration for operational and financial consulting and advisory services, each at an exercise price of $1.10 per share. We assumed these warrants upon our acquisition of VMdirect. These purchasers currently hold, in the aggregate, the right to acquire 1,056,766 shares of common stock, at $0.2617 per share, representing approximately 4.5% of our issued and outstanding shares of common stock. In making the issuances without registration under the Securities Act, VMdirect relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act. Each of the consultants and other advisors was an accredited investor at the time of the issuance.

     On June 14, 2006, VMdirect sold 361,603 membership interests to accredited investors for aggregate gross proceeds equal to $625,000. These purchasers currently hold, in the aggregate, 2,313,434 shares of common stock representing approximately 9.9% of our issued and outstanding shares of common stock. In making the sales without registration under the Securities Act, VMdirect relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act.


ITEM  27.  EXHIBITS.

     See  attached  Exhibit  Index.


ITEM  28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las
Vegas,  State  of  Nevada,  on  January  17,  2007.

                                        DIGITALFX  INTERNATIONAL,  INC.
                                        (Registrant)

                                        By:        /s/ Craig Ellins
                                                ------------------------

                                                   Craig Ellins
                                                   Chief Executive Officer
                                                   and President
                                                   (Principal Executive Officer)

                                        By:        /s/ Lorne Walke
                                                ------------------------

                                                   Lorne Walker
                                                   Chief Financial Officer
                                                   and Secretary
                                                   (Principal Financial
                                                   and Accounting Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Craig Ellins and Lorne Walker as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                  Title                                  Date
---------                  -----                                  ----

  /s/ Craig Ellins         Chairman, Chief Executive Officer and  January 17, 2007
-----------------------      President
Craig Ellins

  /s/ Lorne Walker         Chief Financial Officer and Secretary  January 17, 2007
-----------------------
Lorne Walker

  /s/ Kevin Keating        Director                               January 17, 2007
-----------------------
Kevin R. Keating

  /s/ Jerry Haleva         Director                               January 17, 2007
-----------------------
Jerry Haleva

                                             EXHIBIT INDEX


EXHIBIT  EXHIBIT TITLE
NUMBER   -------------
2.1      Exchange Agreement by and between the Registrant, VMdirect, L.L.C. and the members of
         VMdirect, L.L.C. owning a majority of the membership interests thereof, dated May 23,
         2006. (1)

3.1.1    Articles of Incorporation of the Registrant effective January 23, 1991. (2)

3.1.2    Articles of Amendment of Articles of Incorporation of the Registrant effective December
         23, 1995. (2)

3.1.3    Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999.
         (2)

3.1.4    Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006.
         (3)

3.1.5    Articles of Amendment of Articles of Incorporation of the Registrant effective August 1,
         2006. (4)

3.2      Bylaws of the Registrant. (5)

4.1      Articles of Incorporation of the Registrant effective January 23, 1991. (2)

4.2      Articles of Amendment of Articles of Incorporation of the Registrant effective December
         23, 1995. (2)

4.3      Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999.
         (2)

4.4      Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006.
         (3)

4.5      Articles of Amendment of Articles of Incorporation of the Registrant effective August 1,
         2006. (4)

4.6      Bylaws of the Registrant. (5)

5.1      Opinion of Jackson L. Morris, Esq.

10.1     Management Agreement dated June 10, 2004, between the Registrant and Vero
         Management, LLC. (12)

10.2     Securities Purchase Agreement dated June 10, 2004, among the Registrant, Keating Reverse
         Merger Fund, LLC, Thurston Interests, LLC and certain other shareholders of the Company.
         (6)

10.3     Financial Advisory Agreement between the Registrant and Keating Securities, LLC. (7)

10.4     Lease Agreement dated September 15, 2005, by and between Patrick Airport Business
         Center, LLC and VMdirect, L.L.C. (8)

10.5     Sublease dated August 8, 2005, by and between Public Market Ventures, Inc. and VMdirect,
         L.L.C. (9)


                                      EX-1

10.6     License, Hosting and Services Agreement dated as of May 1, 2005, by and between
         VMdirect, L.L.C., a Nevada Limited Liability company, and RazorStream, LLC, a Nevada limited liability company. (10)

10.7     2006 Stock Incentive Plan. (11)

10.8     Form of Membership Interest Purchase Agreement. (13)

10.9     Form of VMdirect, L.L.C. Warrant. (14)

10.10    Form of Warrant Assignment and Assumption Agreement. (15)

10.11    Voting Agreement dated June 15, 2006, among Keating Reverse Merger Fund, LLC, Craig
         Ellins, Amy Black, The Richard Kall Family Trust and Lizanne Kall. (16)

10.12    Securities Purchase Agreement by and among the Registrant and the purchasers identified on the signature pages thereto, dated December 22, 2006.

10.13    Registration Rights Agreement by and among the Registrant and the purchasers identified on the signature pages thereto, dated December 27, 2006.

10.14    Form of Lock-Up Letter Agreement.

21.1     List of Subsidiaries. (17)

23.1     Consent of Weinberg & Company, P.A.

23.2     Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1).

24.1     Power of Attorney (included as part of the Signature Page of this Registration Statement).
------------------------------------------------------------------------------------------------------

     (1)  Filed previously as Exhibit 2.1 to the Registrant's Current
          Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on May 25, 2006, and incorporated herein by this reference.
     (2) Filed previously as Exhibit 2.1 to the Registrant's Form 10-SB Registration Statement (File #: 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.
     (3)  Filed previously as Exhibit 3.2 to the Registrant's Current
          Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006.
     (4) Filed previously as Exhibit A to the Registrant's Definitive Information Statement on Schedule 14C (File #: 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.
     (5) Filed previously as Exhibit 2.2 to the Registrant's Form 10-SB Registration Statement (File #: 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.
     (6) Filed previously as Exhibit 99 to the Registrants Current Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 16, 2004, and incorporated herein by this reference.
     (7)  Filed previously as Exhibit 10.1 to the Registrant's Current
          Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.
     (8)  Filed previously as Exhibit 10.2 to the Registrant's Current
          Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.


                                      EX-2

     (9)  Filed previously as Exhibit 10.3 to the Registrant's Current
          Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.
     (10) Filed previously as Exhibit 10.4 to the Registrant's Current
          Report on Form 8-K (File #: 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.
     (11) Filed previously as Exhibit B to the Registrant's Definitive Information Statement on Schedule 14C (File #: 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.
     (12) Filed previously as Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.
     (13) Filed previously as Exhibit 10.6 to the Registrant's Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on August 23, 2006, and incorporated herein by this reference.
     (14) Filed previously as Exhibit 10.9 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.
     (15) Filed previously as Exhibit 10.10 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.
     (16) Filed previously as Exhibit 10.11 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on November 2, 2006, and incorporated herein by this reference.
     (17) Filed previously as Exhibit 21.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.


                                      EX-3